Exhibit 10.13
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
J Aron & Company | 85 Broad Street | New York, New York 10004
Tel: 212-902-1000

Goldman Sachs
September 22, 2006
Coffeyville Resources Refining & Marketing, LLC
10 E. Cambridge Circle Drive
Kansas City, KS 66103
Attention: Wyatt Jernigan

Re:	Amendment 1 to the Crude Oil Supply Agreement dated as of December 23, 2005 between J. Aron & Company (“J. Aron”) and Coffeyville Resources Refining & Marketing, LLC (“Coffeyville”)
Ladies and Gentlemen:
This is with reference to the above captioned agreement (the “Supply Agreement”). The purpose of this letter is to set forth each party’s understanding to amend the terms and conditions of the Supply Agreement in accordance with the provisions herein. Accordingly, the Supply Agreement shall be amended as follows:
(1)	Section 3.2 of the Supply Agreement is amended by adding the following at the end of the first sentence thereof:

“; provided however that, with respect to the Initial Term, either party has until the sixtieth (60th) day prior to the Expiration Date to deliver to the other written notice of its election not to extend this Agreement”

(2)	All other provisions of the Supply Agreement not expressly amended herein shall remain in full force and effect.
This amendment letter may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

Coffeyville Resources Refining & Marketing, LLC
September 22, 2006

2

THIS AMENDMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ANY CONFLICT OF LAW RULES).
Very truly yours

J. ARON & COMPANY

By:	/s/ Jeffery A. Resnick

Name:
Title:

Accepted and agreed as of the _____day of , 2006

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:	/s/ Stanley A. Riemann

Name:
Title:

EXECUTION COPY
Crude Oil Supply Agreement
dated as of December 23, 2005,
between
J. Aron & Company
and
Coffeyville Resources Refining & Marketing, LLC

CRUDE OIL SUPPLY AGREEMENT
This Crude Oil Supply Agreement is made as of December 23, 2005, between J. Aron & Company (“Supplier”), a general partnership organized under the laws of New York and located at 85 Broad Street, New York, New York 10004, and Coffeyville Resources Refining & Marketing, LLC (“Coffeyville”), a limited liability company registered under the laws of Delaware and located at 10 E. Cambridge Circle Dr., Kansas City, KS 66103 (each referred to individually as a “Party” or collectively as the “Parties”).
WHEREAS, Coffeyville desires to have Supplier supply certain of the crude oil requirements of the Refinery, beginning on the Commencement Date and throughout the Term of this Agreement;
WHEREAS, pursuant to the Temporary Assignment, Coffeyville is willing to temporarily assign to Supplier, Coffeyville’s rights to utilize crude oil tankage at the Plains Marketing, L.P. Terminal in Cushing, Oklahoma; and
WHEREAS, subject to the terms and conditions set forth below, Supplier is willing to supply crude oil to the Refinery and accept a temporary assignment from Coffeyville of Coffeyville’s rights at the Terminal pursuant to the Temporary Assignment;
NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Supplier and Coffeyville do hereby agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
     1.1 Definitions.
     For purposes of this Agreement, including the foregoing recitals, the following terms shall have the meanings indicated below:
     “Adequate Assurance” has the meaning specified in Section 11.3(a).
     “Affected Party” has the meaning specified in Section 15.1.
     “Affected Sale Contracts” has the meaning specified in Section 15.3.
     “Affiliate” means, in relation to any Person, any entity controlled, directly or indirectly, by such Person, any entity that controls, directly or indirectly, such Person, or any entity directly or indirectly under common control with such Person. For this purpose, “control” of any entity or Person means ownership of a majority of the issued shares or voting power or control in fact of the entity or Person.

     “Agreement” or “this Agreement” means this Crude Oil Supply Agreement, as may be amended, modified, supplemented, extended, renewed or restated from time to time in accordance with the terms hereof, including the Exhibits hereto.
     “Ancillary Costs” means all Crude Oil Purchase Costs other than Supply Costs and Transportation Costs, including insurance (if not already covered by Transportation Costs), charges imposed by a Governmental Authority, inspection fees, transfer taxes, and LC costs paid by Supplier for letters of credit, if any, posted by Supplier in the event the WTI Barrel price exceeds $75 to the extent, in Supplier’s reasonable judgment, such LC costs are attributable to the portion of such WTI Barrel price in excess of $75.
     “Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement, including Environmental Law, in each case as may be applicable to either Party or the subject matter of this Agreement.
     “Average Spread Adjustment” has the meaning specified in Section 10.1 (e).
     “Bankrupt” means a Person that (i) is dissolved, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation, (v) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (viii) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, (ix) causes or is subject to any event with respect to it which, under Applicable Law, has an analogous effect to any of the foregoing events; or (x) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing events.
     “Bankruptcy Code” means chapter 11 of Title 11, U.S. Code.
     “Barrel” means forty-two (42) net U.S. gallons, measured at 60° F.
     “Base Interest Rate” means the lesser of LIBOR plus fifty (50) basis points and the maximum rate of interest permitted by Applicable Law.

     “Broome Station” means the pump station owned by CRCT located near Caney, Kansas, approximately 22 miles west of the Refinery where the Plains pipeline delivers crude oil into the CRCT pipeline.
     “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York.
     “Catastrophic Loss” means any loss resulting from a spill of Crude Oil from any vessel chartered pursuant to this Agreement.
     “Closing” has the meaning specified in Section 2.1.
     “Closing Date” means a Business Day mutually agreed by the Parties, provided that if no such day is mutually agreed by the Parties, the Closing Date shall be December 30, 2005.
     “Coffeyville” has the meaning specified in the preamble to this Agreement.
     “Commencement Date” has the meaning specified in Section 3.1.
     “Confirmation” means a written communication confirming the terms of a Purchase Contract between Supplier and a third party Counterparty, for the sale of Crude Oil containing, at a minimum, the following terms: price, volume, quality, point of delivery to Supplier, date of delivery to Supplier, identity of Counterparty and terms for non-performance.
     “Contracted Volumes” means, at any time and from time to time on and after the Closing Date, the aggregate volumes of Crude Oil that are to be purchased or sold under Purchase Contracts or Sale Contracts and are yet to be delivered to Coffeyville.
     “Counterparty” has the meaning specified in Section 4.3(b).
     “CPT” means the prevailing time in the Central time zone.
     “CRCT” means Coffeyville Resources Crude Transportation, LLC.
     “CRCT Pipeline” means the 16 inch crude oil pipeline operated by CRCT between Broome Station and the Refinery.
     “Crude Oil” means all crude oil that Supplier purchases and sells to Coffeyville or for which Supplier assumes the payment obligation pursuant to this Agreement. For clarity, Crude Oil does not include Gathered Crude.
     “Crude Oil Gains and Losses” means any difference (positive or negative) for a stated period between the volume of Crude Oil purchased by Supplier from one or more Counterparties and the corresponding volume that is actually delivered to Coffeyville at the Delivery Point, which results from in-transit gains and losses, including any spill, but excluding any Catastrophic Loss.

     “Crude Oil Purchase Costs” has the meaning specified in Section 6.1.
     “Current Exposure” means, as of any time, the aggregate Supply Cost for all Crude Oil that has been delivered by Supplier to Coffeyville hereunder that remains unpaid as of such time, plus all other amounts invoiced under Section 7.3 that remain unpaid as of such time, plus the positive or negative mark-to-market exposure (as determined by Supplier in a commercially reasonable manner) with respect to all Spread Adjustments that at such time have not been allocated to a Sale Contract.
     “Cut-Off Date” means, for any calendar month, the penultimate day prior to the day on which the NYMEX prompt month WTI contract for that month ceases trading.
     “Daily Carrying Value” has the meaning specified in Exhibit E.
     “Default Interest Rate” means the lesser of (i) the per annum rate of interest calculated on a daily basis using the prime rate published in the Wall Street Journal for the applicable day (with the rate for any day for which such rate is not published being the rate most recently published) plus two hundred (200) basis points and (ii) the maximum rate of interest permitted by Applicable Law.
     “Defaulting Party” has the meaning specified in Section 17.2(a).
     “Delivery Point” means the outlet flange of the meter at the connection between the Plains Pipeline System and the pipeline connection at Broome Station where the Crude Oil is withdrawn and pumped into the CRCT Pipeline.
     “Designated Affiliate” means (i) in the case of Supplier, Goldman, Sachs & Co. or Goldman Sachs Capital Markets, L.P. and (ii) in the case of Coffeyville, Coffeyville Resources, LLC.
     “Designated Pricing Period” has the meaning specified in Section 10.1 (a).
     “Eligible Forms of Assurance” has the meaning specified in Section 11.3(b).
     “Environmental Law” means any existing or past Applicable Law, policy, judicial or administrative interpretation thereof or any legally binding requirement that governs or purports to govern the protection of persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials.
     “Event of Default” means an occurrence of the events or circumstances described in Section 17.1.
     “Expiration Date” has the meaning specified in Section 3.1.

     “Extension Term” has the meaning specified in Section 3.2.
     “Fixed Supply Service Fee” means the fee of (***) per Barrel of Crude Oil payable by Coffeyville to Supplier pursuant to Section 8.1.
     “Forbearance Period” has the meaning specified in Section 17.3(a).
     “Force Majeure” means any cause or event reasonably beyond the control of a Party, including fires, earthquakes, lightning, floods, explosions, storms, adverse weather, landslides and other acts of natural calamity or acts of God; navigational accidents or maritime peril; vessel damage or loss; strikes, grievances, actions by or among workers or lock-outs (whether or not such labor difficulty could be settled by acceding to any demands of any such labor group of individuals and whether or not involving employees of Coffeyville or Supplier); accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of, explosions or accidents to wells, storage plants, refineries, terminals, machinery or other facilities; acts of war, hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; any act or omission of any Governmental Authority; good faith compliance with any order, request or directive of any Governmental Authority; curtailment, interference, failure or cessation of supplies reasonably beyond the control of a Party; or any other cause reasonably beyond the control of a Party, whether similar or dissimilar to those above and whether foreseeable or unforeseeable, which, by the exercise of due diligence, such Party could not have been able to avoid or overcome. Solely for purposes of this definition, the failure of any Counterparty to deliver Crude Oil pursuant to any Purchase Contract, whether as a result of Force Majeure as defined above, breach of contract by such Counterparty or any other reason, shall constitute an event of Force Majeure for Supplier with respect to the related Sale Contract or Contracts.
     “Gap Barrels” has the meaning specified in Section 7.3(c).
     “Gathered Crude” has the meaning specified in Section 4.1.
     “Governmental Authority” means any federal, state, regional, local, or municipal governmental body, agency, instrumentality, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body, or any person purporting to act therefor.
     “Indemnified Party” has the meaning specified in Section 19.3.
      “Indemnifying Party” has the meaning specified in Section 19.3.
      “Initial Term” has the meaning specified in Section 3.1.
     “Inventories” means the Crude Oil inventories that Supplier owns in connection with the purchase of Crude Oil for supply to Coffeyville, wherever located, including in the Terminal, in a Pipeline System or loaded upon vessels.

     “LC” means a standby letter of credit in the form of Exhibit D hereto or in such other form and substance reasonably satisfactory to Supplier, in favor of Supplier, issued or confirmed by banks reasonably acceptable to Supplier.
     “Liabilities” means any losses, liabilities, charges, damages, deficiencies, assessments, interests, fines, penalties, costs and expenses (collectively, “Costs”) of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), including any Costs directly or indirectly arising out of or related to any suit, proceeding, judgment, settlement or judicial or administrative order and any Costs arising from compliance or non-compliance with Environmental Law.
     “LIBOR” means, as of the date of any determination, the London Interbank Offered Rate for one-month U.S. dollar deposits appearing on Page 3750 of the Telerate screen (or any successor page) at approximately 11:00 a.m. (London time). If such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), LIBOR shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as Supplier may select or, in the absence of such availability, by reference to the rate at which Supplier is offered one-month U.S. dollar deposits at or about 11:00 a.m. (London time) in any interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted, LIBOR shall be established on the first day on which a determination of the interest rate is to be made under this Agreement and shall be adjusted daily based on the one-month LIBOR quotes made available through the foregoing sources.
     “Liquidated Amount” has the meaning specified in Section 17.2(b).
     “Margin Interest Rate” means LIBOR.
     “Maximum Volume” means (***) net Barrels per day.
     “Monthly Delivery Schedule” means a document that describes the various grades and volumes of Crude Oil to be processed on a daily basis by Coffeyville during a particular month.
     “Monthly Spread Quantity” has the meaning specified in Section 10.1(e).
     “Monthly True-Up Payment” has the meaning specified in Section 7.3(b).
     “Net Carrying Cost” has the meaning specified in Section 8.2(b).
     “Net Carrying Value” has the meaning specified in Section 8.2(b).
     “Non-Affected Party” has the meaning specified in Section 15.1.
     “Non-Defaulting Party” has the meaning specified in Section 17.2(a).
     “NYMEX” means the New York Mercantile Exchange.

     “Party” or “Parties” has the meaning specified in the preamble to this Agreement.
     “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.
     “Pipeline Operator” means the entity that schedules and tracks Crude Oil in a Pipeline System.
     “Pipeline System” means the Seaway Pipeline System, the Plains Pipeline System or any other pipeline that may be used to transport Crude Oil to the Plains Tankage or to the Refinery.
     “Plains” means Plains Pipeline, L.P.
     “Plains Marketing” means Plains Marketing, L.P.
     “Plains Pipeline System” means the crude oil pipeline transportation system and related facilities located between Cushing, Oklahoma and Broome Station that are owned and operated by Plains, including the pipeline, injection stations, breakout storage tanks, crude oil receiving and delivery facilities and any associated or adjacent facility.
     “Plains Tankage” means the tanks for storage and throughput of Crude Oil owned and operated by Plains Marketing at the Terminal in connection with which Plains Marketing provides crude oil storage, blending and terminaling services for Coffeyville pursuant to the Terminaling Agreement.
     “Potential Event of Default” means any Event of Default, which with notice or the passage of time, would constitute an Event of Default.
     “Purchase Contract” has the meaning specified in Section 4.3(b).
     “Refinery” means the petroleum refinery located in Coffeyville, Kansas and all of the related facilities owned and operated by Coffeyville in or near Coffeyville, Kansas, including the processing, storage, receiving, loading and delivery facilities, piping and related facilities, together with existing or future modifications or additions, and any associated or adjacent facility that is used by Coffeyville to carry out the terms of this Agreement.
     “Roll Pricing Period” has the meaning specified in Section 10.1(d).
     “Sale Confirmation” has the meaning specified in Section 4.4(b).
     “Sale Contract” has the meaning specified in Section 4.3(e).
     “Seaway” means the Seaway Crude Pipeline Company.

     “Seaway Pipeline System” means the crude oil pipeline transportation system and related facilities located between Seaway Crude Pipeline’s wharfage facilities, Freeport, Texas, and Cushing, Oklahoma that are owned by Seaway Crude Pipeline Company and operated by TEPPCO Crude Pipeline, L.P., including the pipeline, injection stations, breakout storage tanks, crude oil receiving and delivery facilities and any associated or adjacent facility.
     “Services” means the supply and sale by Supplier to Coffeyville of Crude Oil for processing at the Refinery and such other services that may be rendered by Supplier as described in this Agreement.
     “Settlement Amount” has the meaning specified in Section 17.2(a).
      “Shortfall Amount” has the meaning specified in Section 10.1(e).
     “Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) of Coffeyville in respect of borrowed money.
     “Specified Indebtedness Event of Default” means an Event of Default of the type referred to in Section 17.1(i).
     “Specified Transaction” means (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Supplier (or any Designated Affiliate of Supplier) and Coffeyville (or any Designated Affiliate of Coffeyville) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity spot transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, weather swap, weather derivative, weather option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation; provided that, without limiting the generality of the foregoing, Specified Transaction shall include any “Transaction” that is subject to the ISDA Master Agreement, dated as of June 24, 2005, between Supplier and Coffeyville Resources, LLC.
     “Specified Transaction Event of Default” means an Event of Default of the type referred to in Section 17.1(e).

     “Spread Account” has the meaning specified in Section 10.1(c).
      “Spread Adjustment” has the meaning specified in Section 10.1(c).
     (***)
     “Supply Cost” has the meaning specified in Section 7.2.
     “Supplier” has the meaning specified in the preamble to this Agreement.
     ‘Tax” or ‘Taxes” has the meaning specified in Section 13.1.
     “Temporary Assignment” means that agreement among Supplier, Coffeyville and Plains Marketing, pursuant to which the Terminalling Agreement is temporarily assigned by Coffeyville to Supplier in accordance with the terms of the Temporary Assignment, substantially in the form attached hereto as Exhibit A.
     “Term” means the Initial Term and any Extension Term.
     “Terminal” means the crude oil storage terminal and related facilities located in Cushing, Oklahoma that is owned and operated by Plains Marketing.
     “Terminalling Agreement” means that agreement dated December 10, 2004, between Plains Marketing and Coffeyville pursuant to which Plains Marketing provides crude oil storage, blending and terminaling services for Coffeyville at the Terminal.
     “Termination Amount” means, without duplication, the total net amount owed by one Party to the other Party upon termination of this Agreement under Section 18.1.
     “Termination Date” has the meaning specified in Section 18.1.
     “Trade Date” means the date upon which Supplier and a Counterparty have entered into a binding Purchase Contract as contemplated by Section 4.3(d), which shall also be the “Trade Date” with respect to the corresponding Sale Contract entered into by Supplier and Coffeyville pursuant to Section 4.3(e).
     “Transportation Costs” means all ocean freight expenses and other expenses associated with waterborne movements, lighter costs, importation costs, shipping insurance, and pipeline/terminalling charges.
     “Transaction Guidelines” has the meaning specified in Section 4.3(b).
     “Undrawn LCs” means, as of any date, the aggregate amount that Supplier may draw as of such date under all outstanding LCs then held by Supplier as credit support for the performance of Coffeyville’s obligations hereunder; provided that, for purposes of this definition, the available amount under any LC that expires 30 days or less after such date shall be deemed to be zero.
     “WTI” means West Texas Intermediate crude oil and any crude oil meeting the specifications of the NYMEX WTI futures contract for delivery at Cushing, Oklahoma.
     1.2 Construction of Agreement.
     (a) Unless otherwise specified, all references herein are to the Articles, Sections and Exhibits of this Agreement and all Exhibits are incorporated herein.
     (b) All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.
     (c) Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms and shall be read to be followed by the words “without limitation” or words having similar import.
     (d) Unless expressly provided otherwise, all references to days, weeks, months and quarters mean calendar days, weeks, months and quarters, respectively.
     (e) Unless expressly provided otherwise, references herein to “consent” mean the prior written consent of the Party at issue, which shall not be unreasonably withheld, delayed or conditioned.
     (f) A reference to any Party to this Agreement or another agreement or document includes the Party’s permitted successors and assigns.
     (g) Unless the contrary clearly appears from the context, for purposes of this Agreement, the singular number includes the plural number and vice versa; and each gender includes the other gender.
     (h) Except where specifically stated otherwise, any reference to any Applicable Law or agreement shall be a reference to the same as amended, supplemented or re-enacted from time to time.
     (i) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
     1.3 The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.

ARTICLE 2
CLOSING
     2.1 The Closing. The closing of the transactions contemplated by this Agreement and the Temporary Assignment (the “Closing”) shall take place on the Closing Date. Subject to the satisfaction or waiver of the conditions set forth in Section 2.2 on or prior to the Closing Date, this Agreement shall become binding upon and enforceable against the Parties on the Closing Date.
     2.2 Deliveries at Closing.
     (a) At Closing, Coffeyville shall execute and deliver or cause to be executed and delivered:
     (i) The Temporary Assignment; and
     (ii) Such other certificates, documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein.
     (b) At Closing, Supplier shall execute and deliver or cause to be executed and delivered:
     (i) The Temporary Assignment; and
     (ii) Such other documents and instruments as may be reasonably necessary to consummate the transactions contemplated herein.
ARTICLE 3
TERM OF AGREEMENT
     3.1 Initial Term. Provided this Agreement shall have become binding upon and enforceable against the Parties on the Closing Date pursuant to Section 2.1, the term of this Agreement shall commence at 12:01 a.m. CPT on January 1, 2006 (the “Commencement Date”) and shall continue for one year from the Commencement Date (the “Initial Term;” the last day of such Initial Term being herein referred to as the “Expiration Date,” subject to Section 3.2 below).
     3.2 Extension. Unless either Party has delivered to the other a written notice at least ninety (90) days prior to the Expiration Date then in effect of its election not to extend this Agreement pursuant to this Section, the Expiration Date shall, without any further action, be automatically extended, effective as of the Expiration Date as then in effect, for an additional one year beyond the Expiration Date as then in effect (each such period, an “Extension Term;” the final day of such Extension Term becoming the “Expiration Date”). In the event either party elects not to extend the then-applicable Expiration Date in accordance with this Section, the Parties shall perform their obligations relating to termination pursuant to Article 18.

ARTICLE 4
SUPPLIER SALES OF CRUDE OIL TO COFFEYVILLE
     4.1 Sale of Crude Oil, During the Term of this Agreement, Supplier shall be the exclusive supplier of Crude Oil to the Refinery, other than the crude oil (collectively referred to as “Gathered Crude”) that Coffeyville acquires in Kansas, Missouri, Oklahoma, Wyoming and all states adjacent to Kansas, Missouri, Oklahoma and Wyoming. Crude Oil supplied under this Agreement shall be solely for use at the Refinery. On and after the Commencement Date, in accordance with Supplier’s obligation to purchase Crude Oil hereunder and provided it has actually received such Crude Oil from a Counterparty, Supplier agrees to sell and deliver to Coffeyville, and Coffeyville agrees to purchase and receive, the Refinery’s requirements for Crude Oil (other than Gathered Crude) as set forth herein. Subject to Section 4.10, Supplier shall sell the Crude Oil to Coffeyville at the Delivery Point in volumes as Coffeyville may require for processing in the Refinery. Notwithstanding anything to the contrary in this Section 4.1, if, as a result of Supplier’s default hereunder, Supplier does not timely deliver in accordance with the Monthly Delivery Schedule any volumes required by Coffeyville for processing at the Refinery, Coffeyville shall have the full and complete right to acquire such volumes of Crude Oil from any Person for processing in the Refinery and this Agreement shall not apply to such purchases by Coffeyville. Notwithstanding anything to the contrary in this Section 4.1, if, as result of Coffeyville’s default hereunder, Supplier has elected to exercise its right not to supply Crude Oil to Coffeyville, Coffeyville shall have the full and complete right to acquire from any Person any volumes of Crude Oil required by Coffeyville for processing at the Refinery and this Agreement shall not apply to such purchases by Coffeyville except that, for each Barrel of Crude Oil acquired by, or on behalf of, Coffeyville pursuant to this sentence, Coffeyville shall owe to Supplier an amount equal to the Fixed Supply Service Fee, which Supplier may invoice to Coffeyville pursuant to Section 7.3(c); provided, that, the payment of such Fixed Supply Service Fee shall in no way affect Supplier’s rights hereunder or otherwise with respect to such default by Coffeyville.
     4.2 Title Risk of Loss and Custody, Title to and risk of loss of the Crude Oil shall pass from Supplier to Coffeyville at the Delivery Point. Coffeyville shall assume custody of the Crude Oil as it passes the Delivery Point. Before custody transfer, Supplier shall be solely responsible for compliance with all Applicable Laws, including all Environmental Laws, pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Coffeyville, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities directly or indirectly arising therefrom except to the extent such Liabilities are caused by or attributable to any of the matters for which Coffeyville is indemnifying Supplier pursuant to Section 19.2. At and after custody transfer at the Delivery Point, Coffeyville shall be solely responsible for compliance with all Applicable Laws, including all Environmental Laws, pertaining to the possession, handling, use and processing of such Crude Oil and shall indemnify and hold harmless Supplier, its Affiliates and their agents, representatives, contractors, employees, directors and officers, for all Liabilities directly or indirectly arising therefrom. Notwithstanding anything to the contrary herein, Supplier and Coffeyville agree that Coffeyville shall have an insurable interest in Crude Oil that is subject to a Purchase Contract and that Coffeyville may, at its election and with prior notice to Supplier, endeavor to insure the Crude Oil. If pursuant to the terms of this Agreement, Coffeyville bears the loss of any Crude Oil, then any insurance payment to Supplier made to cover same shall be promptly paid over by Supplier to Coffeyville. Notwithstanding anything to the contrary herein, any Crude Oil Gains and Losses shall be borne by and for the account of Coffeyville and any Catastrophic Loss shall be borne by and for the account of Supplier.
     4.3 Acquisition of Crude Oil.
     (a) From time to time during the term of this Agreement, Coffeyville shall endeavor to identify quantities of Crude Oil that Coffeyville wishes to have Supplier acquire and resell to Coffeyville for processing at the Refinery. Coffeyville shall, in accordance with the procedures set forth below, agree to the quantity and quality of any Crude Oil acquired by Supplier for resale to Coffeyville prior to Supplier’s agreeing to any such acquisition of Crude Oil from any Counterparty. The failure of any Crude Oil that Supplier hereunder sells to Coffeyville to meet the specifications or other quality requirements applicable thereto as stated in Supplier’s Purchase Contract for that Crude Oil shall be for the sole account of Coffeyville and shall not entitle Coffeyville to any reduction in the amounts due by it to Supplier hereunder; provided, however, that any claims made by Supplier with respect to such non-conforming Crude Oil shall be for Coffeyville’s account and resolved in accordance with Section 4.6.
     (b) Coffeyville shall negotiate and liaise with respect to Crude Oil purchases in accordance with the guidelines (the “Transaction Guidelines”) attached hereto as Exhibit B and as otherwise provided in this Agreement. The Transaction Guidelines authorize certain of Coffeyville’s employees to discuss and negotiate with Crude Oil suppliers (each a “Counterparty” and collectively, “Counterparties”) the terms and conditions of contracts to purchase Crude Oil (each, a “Purchase Contract”) on Supplier’s behalf. Attached to the Transaction Guidelines is a list of Counterparties with whom Coffeyville is authorized to negotiate purchases of Crude Oil. The list of Counterparties may be modified by Supplier from time to time effective upon written notice by Supplier to Coffeyville; provided, that, Supplier shall not remove any Counterparty from such list if at such time Supplier is willing to enter into crude oil purchase and sale transactions with such Counterparty on Supplier’s own behalf as part of its ongoing general crude oil business. Notwithstanding anything in this Section 4.3 (b) to the contrary, if Coffeyville determines, in its reasonable judgment, that the operational necessities of the Refinery require the Refinery to run a particular volume of Crude Oil that is available from a Counterparty not on Supplier’s approved list of Counterparties, then Coffeyville may execute a contract to acquire such Crude Oil and promptly thereafter Coffeyville shall enter into a Purchase Contract with Supplier under Section 4.3(d) pursuant to which it shall sell such Crude Oil to Supplier and Supplier and Coffeyville shall enter into a corresponding Sale Contract under Section 4.3(e) under which Supplier shall sell such Crude Oil to Coffeyville; provided that in such event, Supplier shall have no responsibility prior to the sale of such Crude Oil by Coffeyville to Supplier, but on or after the sale of such Crude Oil to Supplier, the terms and conditions of this Agreement shall have full force and effect.
     (c) The terms and conditions of each Purchase Contract must conform in all material respects to the Transaction Guidelines unless, prior to entering into such Purchase Contract, Supplier approves any material deviation from the Transaction

Guidelines. Without limiting the generality of the foregoing, Coffeyville will not negotiate any Purchase Contract with a delivery period occurring after the second month following the expected Trade Date of such Purchase Contract or occurring later than the then current Expiration Date hereof.
     (d) Coffeyville shall have no authority to bind Supplier to, or enter into on Supplier’s behalf, any Purchase Contract. If Coffeyville has negotiated an offer from a Counterparty for a quantity of Crude Oil that Coffeyville wishes to have Supplier acquire, Coffeyville may indicate to such Counterparty the conditional acceptance of such offer, which shall be specifically subject to obtaining the agreement of Supplier to such offer. Promptly after giving such conditional acceptance, Coffeyville shall apprise Supplier in writing of the terms of such offer and Supplier shall promptly determine and advise Coffeyville as to whether Supplier agrees to accept such offer. If Supplier indicates its desire to accept such offer, then Supplier shall promptly formally communicate its acceptance of such offer directly to such Counterparty (with a copy to Coffeyville), resulting in a binding Purchase Contract between Supplier and Counterparty.
     (e) Concurrently with Supplier’s agreement to any Purchase Contract, Coffeyville and Supplier shall automatically, and without any further action by either party, be deemed to have entered into a forward contract under which Supplier is selling and Coffeyville is acquiring the same quantity of Crude Oil identified in such Purchase Contract (each, a “Sale Contract”). The price per Barrel under each Sale Contract shall be (***). The delivery period for the Crude Oil subject to a Sale Contract shall be determined in accordance with the Monthly Delivery Schedule prepared by Coffeyville and Supplier, and shall otherwise be subject to the terms and conditions of this Agreement. Unless otherwise expressly stated in the confirmation for a Sale Contract, the terms and conditions of this Agreement shall apply to the sale transaction that is subject thereto.
     4.4. Contract Documentation, Confirmations and Conditions.
     (a) Each Purchase Contract will be documented and confirmed between Supplier and the relevant Counterparty in such manner as they elect.
     (b) Promptly after entering into a Sale Contract, Supplier shall prepare and provide to Coffeyville via facsimile or electronic transmission the confirmation for such Sale Contract (a “Sale Confirmation”), which shall be substantially in the form of Exhibit F. The terms of such Sale Confirmation shall be binding on the Parties absent manifest error. The terms of this Agreement shall apply to any Sale Contract evidenced by a Sale Confirmation, except to the extent expressly agreed otherwise in such Sale Confirmation.
     (c) Notwithstanding any failure of Supplier to provide a Sale Confirmation with respect to a Sale Contract or Coffeyville to agree thereto, the Parties shall be bound by the terms of such Sale Contract, which shall be a legally binding contact between the Parties from the moment it is deemed entered into pursuant to Section 4.3(e) above.
     (d) Supplier’s obligations to deliver Crude Oil under this Agreement and each of the Sale Contracts shall be subject to (i) Coffeyville’s identifying and negotiating potential Purchase Contacts that are acceptable to Supplier relating to a sufficient quantity of Crude Oil to meet the Refinery’s requirements and (ii) Coffeyville’s performing its obligations hereunder with respect to pipeline nominations, vessel chartering (to the extent of Coffeyville’s obligations under Section 4.8 to give timely notifications and consents) and Crude Oil blending in a timely, competent and efficient manner.
     4.5 DISCLAIMER OF WARRANTIES. EXCEPT FOR THE WARRANTY OF TITLE WITH RESPECT TO CRUDE OIL DELIVERED HEREUNDER, SUPPLIER MAKES NO WARRANTY, CONDITION OR OTHER REPRESENTATION, WRITTEN OR ORAL, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR SUITABILITY OF THE CRUDE OIL FOR ANY PARTICULAR PURPOSE OR OTHERWISE. FURTHER, SUPPLIER MAKES NO WARRANTY OR REPRESENTATION THAT THE CRUDE OIL CONFORMS TO THE SPECIFICATIONS IDENTIFIED IN SUPPLIER’S CONTRACT WITH THE COUNTERPARTY.
     4.6 Claims Handling.
     (a) The Parties shall consult with each other and coordinate how to handle and resolve any claims arising in the ordinary course of business (including claims related to Crude Oil, pipeline or ocean transportation, and any dispute, claim, or controversy arising hereunder between Supplier and any of its vendors who supplies goods or services in conjunction with Supplier’s performance of its obligations under this Agreement) made by or against Supplier. In all instances wherein claims are made by a third party against Supplier which will be for the account of Coffeyville, Coffeyville shall have the right, subject to Section 4,6(b), to either direct Supplier to take commercially reasonable actions in the handling of such claims or assume the handling of such claim in the name of Supplier, all at Coffeyville’s cost and expense. To the extent that Coffeyville believes that any claim should be made by Supplier for the account of Coffeyville against any third party (whether a Counterparty, terminal facility, pipeline, storage facility or otherwise), and subject to Section 4.6(b), Supplier will take any commercially reasonable actions as requested by Coffeyville either directly, or by allowing Coffeyville to do so, to prosecute such claim all at Coffeyville’s cost and expense and all recoveries resulting from the prosecution of such claim shall be for the account of Coffeyville. Supplier shall, in a commercially reasonable manner, cooperate with Coffeyville in prosecuting any such claim and shall be entitled to assist in the prosecution of such claim at Coffeyville’s expense.
     (b) Notwithstanding anything in Section 4.6(a) to the contrary, Supplier may notify Coffeyville that Supplier is retaining control over the resolution of any claim referred in Section 4.6(a) if Supplier, in its reasonable judgment, has determined that it has commercially reasonable business considerations for doing so based on any relationships that Supplier or any of its Affiliates had, has or may have with the third party involved in such claim; provided that, subject to such considerations, Supplier shall use commercially reasonable efforts to resolve such claim, at Coffeyville’s expense and for Coffeyville’s account. In addition, any claim that is or becomes subject of Article 19 shall be handled and resolved in accordance with the provisions of Article 19.
     4.7 Pipeline Nominations.
     (a) Prior to the beginning of a month, Supplier shall be responsible for making pipeline and terminal nominations for that month; provided that, Supplier’s obligation to make such nominations shall be conditioned on its receiving from Coffeyville the Monthly Delivery Schedule for that month a sufficient number of days prior to the beginning of that month so that Supplier can make such nominations within the lead times required by such pipelines and terminals. Coffeyville shall be responsible for performing all other nominating and scheduling activities relating to the Crude Oil subject to this Agreement, including without limitation those nominating and scheduling activities described on Exhibit C to this Agreement. In the event such nominating and scheduling activities relating to the Crude Oil are required by pipelines or terminals to be made by Supplier, Coffeyville shall provide to Supplier information in a timely manner in order to make such nominations or other scheduling actions. Supplier shall not be responsible if a Pipeline System is unable to accept Supplier’s nomination or if the Pipeline System must allocate Crude Oil among its shippers.
     (b) Coffeyville shall have direct contact with the Terminal and pipeline personnel and will direct, as Supplier’s agent, the daily transportation and blending of Crude Oil in the Terminal.
     4.8 Vessel Chartering. Supplier shall be responsible for vessel chartering. Supplier will advise Coffeyville from time to time of vessel chartering opportunities, and shall recommend to Coffeyville if, in Supplier’s reasonable opinion, Coffeyville should authorize the chartering of a particular vessel. Upon such authorization from Coffeyville, Supplier shall use commercially reasonable efforts to charter such vessel. Coffeyville shall be permitted hereunder to recommend to Supplier from time to time particular vessel chartering opportunities which become known to Coffeyville. To the extent that Supplier agrees that a particular vessel chartering opportunity recommended by Coffeyville is reasonable, Supplier shall use commercially reasonable efforts to charter such vessel. Subject to Coffeyville’s prior consent, Supplier shall make all nominations of vessels and shall negotiate all chartering aspects with the relevant charterparties, including any inspection rights and insurance provisions, and shall otherwise take any and all actions required for the ocean transportation of the Crude Oil. Coffeyville shall give Supplier sufficient advance notice of its chartering requirements to permit Supplier’s timely review and execution thereof. Supplier’s arrangements pursuant to this Section shall be subject to Coffeyville’s prior consent and standard receiving terminal approval. Supplier shall promptly document and research all demurrage claims; provided, however, that the settlement of demurrage claims will be in accordance with Section 4.6. In meeting its obligations under this Section, Supplier shall use its commercially reasonable efforts to recommend vessel charters to Coffeyville that are at reasonably competitive rates taking into account safety, reliability and other relevant considerations. Notwithstanding the foregoing, each vessel chartered or used for transport of

Crude Oil by Supplier shall satisfy the following chartering standards: (i) a vessel shall be a maximum of 20 years old, although vessels no older than 15 years are preferred and the Parties should use commercially reasonable efforts to have such 15-year old or younger vessels constitute the substantial majority of the vessels chartered hereunder, (ii) a vessel shall at the time it is chartered have been approved by the vetting departments of at least two major oil companies, although Supplier may in its discretion accept vessels that have been approved by the vetting department of one major oil company, (iii) a vessel shall be ISPS compliant when chartered and shall remain so for the period of the charter, (iv) a vessel shall carry a minimum of $1,000,000,000 in pollution coverage, and (v) a vessel shall otherwise comply with any local and/or country requirements that apply to such vessel and any requirements of a Counterparty. To the extent that Coffeyville is sharing a vessel on a co-freight basis, the cost of the vessel charter shall be shared proportionately between the owners of the Crude Oil. If rebates or cost reductions of any type are received by or due to Supplier for any reason related to a particular vessel charter, such rebates or price reductions shall be for the account of Coffeyville.
     4.9 Copies of Communications. Each Party shall promptly provide to the other copies of any and all written communications and documents between it and any third party which in any way relate to the transactions contemplated by this Agreement, including written communications and documents with Pipeline Systems, Counterparties and/or any communications and documents related to the nominating, scheduling and/or chartering of vessels.
     4.10 Monthly Delivery Schedule. Prior to the 25th day of each month, the Parties shall consult regarding the Monthly Delivery Schedule for the following month period. Coffeyville shall provide to Supplier the Monthly Delivery Schedule on or prior the 25th day of the month for the following calendar month, which Monthly Delivery Schedule may be adjusted as required for operational purposes during such calendar month.
     4.11 Maximum Daily Volume. Based on normal operating conditions at the Refinery and in the absence of a Force Majeure affecting the Refinery, the maximum daily volume of Crude Oil to be supplied by Supplier to the Delivery Point shall not exceed the Maximum Volume.
     4.12 Acknowledgment. Coffeyville acknowledges and agrees that (1) Supplier is a merchant of Crude Oil and may, from time to time, be dealing with prospective Counterparties, or pursuing trading or hedging strategies, in connection with aspects of Supplier’s business which are unrelated hereto and that such dealings and such trading or hedging strategies may be different from or opposite to those being pursued by or for Coffeyville, (2) Supplier may, in its sole discretion, determine whether to advise Coffeyville of any potential transaction with a Counterparty and prior to advising Coffeyville of any such potential transaction Supplier may, in its discretion, determine not to pursue such transaction or to pursue such transaction in connection with another aspect of Supplier’s business and Supplier shall have no liability of any nature to Coffeyville as a result of any such determination, (3) Supplier has no fiduciary or trust obligations of any nature with respect to the Refinery or Coffeyville, (4) Supplier may enter into transactions and purchase oil for its own account or the account of others at prices more favorable than those being paid by Coffeyville hereunder and (5) nothing herein shall be construed to prevent Supplier, or any of its partners, officers, employees or Affiliates, in any way from purchasing, selling or otherwise trading in crude oil or any other commodity for its or their own account or for the account of others, whether prior to, simultaneously with or subsequent to any transaction under this Agreement.
ARTICLE 5
RESALE OF CRUDE OIL
     5.1 Resale of Crude Oil. Prior to the delivery of Crude Oil to the Delivery Point, Coffeyville may direct that Supplier sell Crude Oil on Coffeyville’s behalf to a third-party purchaser and any gains or losses from such sales shall be for the account of Coffeyville; provided that, in determining any such gain or loss, Supplier shall (i) allocate from the Spread Account any Average Spread Adjustment that, had such Crude Oil been delivered to Coffeyville on the then expected schedule, would have been applied to the per Barrel price invoiced to Coffeyville, it being further agreed that if such Average Spread Adjustment cannot then be determined, Supplier will make such allocation from the Spread Account in a commercially reasonable manner based on the items then reflected in such account, and (ii) Supplier shall include a charge to Coffeyville equal to the product of the Fixed Supply Service Fee and the number of Barrels of Crude Oil sold to such third-party purchaser.
ARTICLE 6
CRUDE OIL PURCHASE COSTS
     6.1 Payment Responsibility. Supplier shall be responsible for paying Counterparty invoices for the Crude Oil as well as for ocean-going freight, inspection fees, any charges (other than Taxes) imposed by a Governmental Authority, wharfage and dock fees, vessel demurrage, port expenses and ship’s agent fees, import charges, waterborne insurance premiums, fees and expenses, broker’s fees (as agreed upon by the Parties), load port charges and liabilities (such liabilities not to include any liabilities resulting from a Catastrophic Loss), pipeline transportation costs, pipeline transfer and pumpover fees, pipeline throughput and scheduling charges, blending, tankage and throughput charges, pipeline, demurrage, customs duties and user fees, superfund, merchandise processing, harbor maintenance fees, and any other fees imposed on Supplier. All such costs paid by Supplier shall be treated as “Crude Oil Purchase Costs.” for which Coffeyville shall reimburse Supplier as provided in Section 7.3. Supplier shall promptly provide Coffeyville copies of all Counterparty and vendor invoices. All refunds or adjustments of any type received by Supplier related to the Crude Oil Purchase Costs shall be a part of the Monthly True-Up Payment.
     6.2 Crude Oil Gains and Losses. All Crude Oil Gains and Losses not covered by a Pipeline System tariff shall be for Coffeyville’s account and shall be handled in accordance with Section 4.6. With respect to Crude Oil Gains and Losses which are covered by a Pipeline System tariff, Supplier shall pass through to Coffeyville the positive value of any such Crude Oil gains and the negative value of any such Crude Oil losses provided for by the applicable Pipeline System tariff by adding or deducting, as appropriate, such amount to or from the Monthly True-Up Payment.

ARTICLE 7
PURCHASE PRICING AND DAILY INVOICING OF CRUDE OIL
     7.1 Determination of Volumes. The volumes of Crude Oil sold to Coffeyville shall be determined by reference to the volumes actually invoiced by the Counterparties to Supplier. During the Term of this Agreement, if a volume of Crude Oil is borrowed by Coffeyville from any entity for blending purposes, such borrowed volume of Crude Oil shall be repaid to the lender of such volume within a reasonable period of time, and such Crude Oil for repayment of borrowed volumes shall be acquired pursuant to the terms of this Agreement.
     7.2 Purchase Price and Settlement of Crude Oil Sales. The price of the Crude Oil sold to Coffeyville shall equal (***).
     7.3 Payment Terms.
     (a) Provisional Payment. Supplier shall provide Coffeyville with invoices (which may be transmitted electronically) for the daily volumes of Crude Oil delivered or expected to be delivered on each of the Flow Dates listed on Exhibit H hereto. For purposes hereof, a Flow Date shall refer to the twenty four (24) hour period ending at 8:00 a.m. CPT on the calendar day immediately following such Flow Date (e.g., the Flow Date for January 2, 2006 is the 24 hour period starting at 8:00 a.m. CPT on January 2, 2006 and ending at 8:00 a.m. CPT on January 3, 2006). Each Flow Date that is designated on Exhibit H with an asterisk (*) shall be a “Prepaid Flow Date.” Each Flow Date that is not a Prepaid Flow Date shall be a “Delivered Flow Date.” By 12:00 noon CPT on each Business Day, Coffeyville shall provide Supplier with the volume of Crude Oil that was metered at the Delivery Point for the twenty four (24) hour period ending at 8:00 a.m. CPT on that Business Day (as well as for the twenty four (24) hour period for any prior non-Business Days for which such information has not yet been provided to Supplier). On the Invoice Date (as indicated on Exhibit H) for each Delivered Flow Date, Supplier shall provide to Coffeyville an invoice for the Crude Oil volume delivered to Coffeyville on that Delivered Flow Date. On the Invoice Date (as indicated on Exhibit H) for each Prepaid Flow Date, Supplier shall provide to Coffeyville an invoice for the Crude Oil volume that is expected to be delivered to Coffeyville on that Prepaid Flow Date, based on the delivery quantities forecasted for that day in the relevant Monthly Delivery Schedule. Each invoice will detail the Supply Cost for such Crude Oil by reference to Crude Oil delivered by Counterparties, subject to adjustment (if applicable) pursuant to Article 10 below. Coffeyville shall pay each invoice by no later than 2:00 p.m. CPT on the Payment Date for the relevant Flow Date as indicated on Exhibit H. Should the term of this Agreement be extended as provided in Section 3.2, Supplier shall provide to Coffeyville, at least sixty (60) days prior to the beginning of each Extension Term, a revised Exhibit H, detailing the delivery, invoice and payment dates for the Extension Term, reflecting the 2-day payment terms described above. Coffeyville and Supplier shall review this revised Exhibit H and agree to any necessary modifications at least thirty (30) days prior to the beginning of any Extension Term. The Parties acknowledge that the intent of this provision is to establish a schedule under which payment for delivered Crude Oil shall in all circumstances be made no later than two calendar days after the delivery date of such Crude Oil.
     (b) Transportation Costs. Supplier shall, promptly upon receipt, send copies of all invoices received by it in respect of Transportation Costs to Coffeyville. Coffeyville shall pay such Transportation Costs to Supplier by the close of business on the second Business Day immediately following receipt of the respective invoices.
     (c) Monthly True-Up Payment. Supplier will use commercially reasonable efforts to provide to Coffeyville, within fifteen (15) Business Days after the conclusion of any month, an invoice and all necessary and appropriate documentation to support such invoice for such month for a monthly true-up payment (the “Monthly True-Up Payment”). The Monthly True-Up Payment shall be equal to: (i) the aggregate Supply Cost for the difference between Barrels actually invoiced by Counterparties to Supplier and Barrels received at the Delivery Point (such difference, the “Gap Barrels”), plus (ii) the Fixed Supply Service Fee for the aggregate number of Barrels for which an invoice was delivered to Coffeyville under Section 7.3(a) and the Gap Barrels, plus (iii) the Ancillary Costs; plus or minus (iv) the Net Carrying Cost; and plus or minus (v) adjustments for any other amounts owed by one Party to the other Party under this Agreement during the prior calendar month (which shall include (A) any positive or negative adjustment calculated pursuant to Section 10.1 (e) with respect to the settlement of any unallocated Spread Adjustments and (B) credit for any rebates or cost reductions received by Supplier in connection with any Transportation Costs). In addition, the Fixed Supply Service Fee referred to in clause (ii) above shall include an amount for any non-Gathered Crude Barrels sourced pursuant to the last sentence of Section 4.1. Coffeyville shall pay Supplier or Supplier shall pay Coffeyville, as the case may be, the Monthly True-Up Payment within five (5) Business Days after Coffeyville’s receipt of the monthly invoice and related documentation.
     (d) Disputed Invoices. If Coffeyville in good faith disputes the amount of any invoice issued by Supplier or any invoice relating to Transportation Costs, it nonetheless shall pay Supplier the full amount of such invoice by the due date and inform Supplier in writing of the portion of the invoice with which it disagrees and why. The Parties shall cooperate in resolving the dispute expeditiously. If the Parties agree that Coffeyville does not owe some or all of the disputed amount or as may be determined by a court pursuant to Article 23, Supplier shall return such amount to Coffeyville, together with interest at the Margin Interest Rate from the date such amount was paid, within two (2) Business Days from, as appropriate, the date of their agreement or the date of the final, non-appealable decision of such court.
     (e) Interest. Interest shall accrue on late payments under this Agreement at the Default Interest Rate from the date that payment is due until the date that payment is actually received by Supplier.
     (f) Payment in Full in Same Day Funds. All payments to be made under this Agreement shall be made by telegraphic transfer of same day funds in U.S. Dollars to such bank account at such bank as the payee shall designate in writing to the payee from time to time. Except as expressly provided in this Agreement, all payments shall be made in full without discount, offset, withholding, counterclaim or deduction whatsoever for any claims which Coffeyville may now have or hereafter acquire against Supplier, whether pursuant to the terms of this Agreement or otherwise.
ARTICLE 8
FEES AND COMPENSATION
     8.1 Fixed Supply Service Fee. In consideration of the Services provided by Supplier under this Agreement, Coffeyville shall pay Supplier a Fixed Supply Service Fee for each Barrel of Crude Oil that is purchased by Supplier for resale to Coffeyville pursuant to this Agreement or, if greater, the number of Barrels of Crude Oil actually delivered to Coffeyville.
     8.2 Working Capital True-Up.
     (a) Promptly after the end of each month, as part of the Monthly True Up described in Section 7.3(b), the Net Carrying Cost for that month shall be calculated. In the event that the Net Carrying Cost is positive, Coffeyville shall pay such amount to Supplier and in event the Net Carrying Cost is negative, Supplier shall pay such amount to Coffeyville.
     (b) For each day during a month, Supplier shall determine, as of such day, the Daily Carrying Value pursuant to Exhibit E.
     (c) Supplier shall provide Coffeyville with its calculation of the Net Carrying Cost as part of the invoice for the Monthly True-Up Payment.
ARTICLE 9
TEMPORARY ASSIGNMENT
     9.1 Temporary Assignment. Coffeyville shall temporarily assign to Supplier the Terminalling Agreement pursuant to the Temporary Assignment; provided, however that such Terminalling Agreement shall be used by Supplier solely for the benefit of Coffeyville.
     9.2 Inventory, Losses and Accounting. All loss of, damage to or contamination of Crude Oil while in the custody of the Terminal or occurring during the receipt, handling, storage or delivery of Crude Oil at the Terminal, including any casualty or other spillage shall be for Coffeyville’s account, except that any Catastrophic Loss shall be for Supplier’s account. Supplier shall notify Coffeyville of any claim for loss, damage or contamination within ninety (90) days after the date of delivery to Coffeyville. All such losses which are for Coffeyville’s account shall be handled in accordance with Section 4.6.
ARTICLE 10
ALTERNATIVE CRUDE OIL ACQUISITION PRICE

10.1  The price to be paid by Coffeyville for Crude Oil supplied hereunder shall be subject to adjustment in accordance with the terms of this Article 10:

(a) From time to time Coffeyville may request that Supplier execute trades as contemplated by this Section 10 that are intended to result in the Crude Oil subject to a Sale Contract being priced over the time period that Coffeyville estimates such Crude Oil will be used by it at the Refinery. (***) For each Sale Contract, Coffeyville shall inform Supplier of the period over which it reasonably estimates the Crude Oil subject to such Sale Contract will be delivered to the Refinery (the “Designated Pricing Period”). If requested by Coffeyville in connection with a Sale Contract, Supplier shall quote to Coffeyville a Spread Quotation relating to the Designated Pricing Period for that Sale Contract. Any such Spread Quotation shall be determined (***). If Supplier provides a Spread Quotation, Coffeyville may accept the Spread Quotation by promptly agreeing thereto, which agreement may occur via a telephone conversation or through facsimile transmission, e-mail correspondence or instant messaging; provided that Supplier shall promptly confirm in writing any Spread Quotation agreed to by Coffeyville, which confirmation shall be substantially in the form of Exhibit G.

(b) From time to time, Coffeyville may request a Spread Quotation from Supplier that is not related to a specific Sale Contract, but is based on a number of Barrels of Crude Oil as specified by Coffeyville, which it expects to purchase for delivery (***). Any such Spread Quotation shall be determined (***). If Supplier provides such a Spread Quotation, Coffeyville may accept the Spread Quotation by promptly agreeing thereto, which agreement may occur via a telephone conversation or through facsimile transmission, e-mail correspondence or instant messaging; provided that Supplier shall promptly confirm in writing any Spread Quotation agreed to by Coffeyville, which confirmation shall be substantially in the form of Exhibit G. Any such Spread Quotation agreed to pursuant to this paragraph (b) shall thereafter be allocated by Coffeyville to a specific Sale Contract; provided, however, that, Coffeyville may only allocate such Spread Quotation to a Sale Contract prior to the beginning of the scheduled pricing period thereunder. Once a Spread Quotation is allocated to a Sale Contract, the expected delivery period of the Crude Oil covered by that Sale Contract shall be the “Designated Pricing Period” for that Spread Quotation.

(c) Any Spread Quotation agreed to by the Parties pursuant to paragraph (a) or (b) above shall constitute a “Spread Adjustment” covering the number of Barrels of Crude Oil that served as the basis for the related Spread Quotation. Supplier shall maintain on its books and records an account (the “Spread Account”) reflecting all outstanding Spread Adjustments. The Spread Account shall reflect for each outstanding Spread Adjustment: (i) the per Barrel amount of the Spread Adjustment (which may be positive or negative); (ii) the prompt month and later month or months to which the Spread Adjustment relates; (iii) the number of Barrels of Crude Oil to which the Spread Adjustment relates; (iv) the Sale Contact to which it applies or, if such Spread Adjustment has yet to be allocated to a Sale Contract, an indication that it is unallocated together with an indication of the approximate date of its expected allocation; and (v) the Designated Pricing Period.

(d) At any time prior to the Cut-Off Date for any calendar month, Coffeyville may request that Supplier quote to Coffeyville a further adjustment to any Spread Adjustment that has a Designated Pricing Period occurring during all or a portion of such calendar month; provided, that, following the Cut-Off Date, Coffeyville may ask Supplier to provide such a quotation and, subject to then existing market conditions, Supplier shall endeavor to do so in a commercially reasonable manner. Such adjustment shall (* * *). Any further adjustment shall be determined (* * *). If Supplier provides a quotation for such further adjustment, Coffeyville may accept the same by promptly agreeing thereto, which agreement may occur via a telephone conversation or through facsimile transmission, e-mail correspondence or instant messaging; provided that Supplier shall promptly confirm in writing any such further adjustment agreed to by Coffeyville, which confirmation shall be substantially in the form of Exhibit G. Upon agreement to such a further adjustment, the per Barrel amount of the affected Spread Adjustment shall be increased or decreased by the amount of such further adjustment, as appropriate, the Designated Pricing Period of such Spread Adjustment shall become the Roll Pricing Period upon which the relevant quotation was based, and Supplier shall promptly reflect such changes in the Spread Account. Notwithstanding the foregoing, if a Spread Adjustment has not been allocated to a Sale Contract prior to its Cut-Off Date and Coffeyville has not entered into a further adjustment to such unallocated Spread Adjustment prior to its Cut-Off Date, then such Spread Adjustment shall, without any action by Coffeyville, be subject to such further adjustment as Supplier shall determine (after consultation with Coffeyville) based on the then available Monthly Delivery Schedule and otherwise determined by Supplier in the manner contemplated in this Section 10.1(d), which shall be confirmed to Coffeyville and become effective as any other further adjustment entered into under this Section.

(e) Promptly after the Cut-Off Date occurs for any calendar month, Supplier shall calculate the average of the Spread Adjustments which have Designated Pricing Periods occurring during all or a portion of such calendar month, weighted to take account of the number of Barrels to which each such Spread Adjustment relates to the extent expected to be delivered in such calendar month (the “Average Spread Adjustment”) and the total number of Barrels covered by such Spread Adjustments that are expected to be delivered during such calendar month (the “Monthly Spread Quantity”). As Supplier invoices Barrels delivered or to be delivered during such calendar month, it shall increase or decrease the applicable Supply Cost for such Barrels by the amount of the Average Spread Adjustment until the number of Barrels for which the price has been so increased or decreased equals the Monthly Spread Quantity. If the number of Barrels delivered in such month exceeds the Monthly Spread Quantity, no such increase or decrease shall be applied to the Supply Cost for such excess Barrels. If the number of Barrels delivered in such month is less than the

Monthly Spread Quantity (such difference being a “Shortfall Amount”), then the Monthly True Up invoice delivered following such month shall include an additional true up amount (which may be a credit or a debit, as appropriate) equal to the product of such Shortfall Amount and the Average Spread Adjustment.

(f) Promptly after Coffeyville delivers to Supplier the Monthly Delivery Schedule for the upcoming calendar month, Supplier shall supplement such Monthly Delivery Schedule with the Spread Account Information (as defined below) and deliver such supplemented Monthly Delivery Schedule to Coffeyville. The “Spread Account Information” for any calendar month consists of: (i) a summary of the Sale Contracts for the calendar month, (ii) the Designated Pricing Period for each Sale Contract, (iii) the summary of the Spread Adjustment to be applied to each Sale Contract, and (iv) the summary of any grade differential that applies to each Sale Contract. (* * *)

(g) In no event shall the Monthly Spread Quantity for any Delivery Month at any time exceed approximately (* * *) Barrels.

(h) The Parties acknowledge and agree that, unless otherwise expressly stated in the relevant Sale Confirmation, the Supply Cost for any Sale Contract shall be subject to adjustment in accordance with Section 10.1(e) above to the extent that any Barrels of Crude Oil delivered under such Sale Contract are counted within the Monthly Spread Quantity for the month during which they are delivered or deemed delivered.

(i) All determinations with respect to the Spread Adjustments shall be based on Supplier’s books and records and such determination shall be final and binding on the Parties, absent manifest error. Supplier’s books and records solely relating to the Spread Account shall be available to Coffeyville for review upon request. Upon discovery by either Party of an error in the accounting for Spread Adjustments, such error shall be corrected and any adjustment made as need be in the Monthly True-Up.
ARTICLE 11
FINANCIAL INFORMATION AND REQUESTS FOR ADEQUATE ASSURANCES
     11.1 Provision of Financial Information. Coffeyville shall provide Supplier (i) within ninety (90) days following the end of each of its fiscal years, a copy of the annual report, containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within forty-five (45) days after the end of its first three fiscal quarters of each fiscal year, a copy of the quarterly report, containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with GAAP or such other principles then in effect; provided, however, that should any such statements not be timely available due to a delay in preparation or certification, such delay shall not be considered an

Event of Default so long as Coffeyville diligently pursues the preparation, certification and delivery of such statements.
     11.2 Notification of Certain Events. Coffeyville shall notify Supplier within one Business Day after learning of any of the following events:
     (i) Coffeyville’s or any of its Affiliates’ binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any Person (including an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of the Refinery assets; or
     (ii) Coffeyville’s or any of its Affiliates’ binding agreement to consolidate or amalgamate with, merge with or into, or transfer all or substantially all of its assets to, another entity (including an Affiliate);
          This Section 11.2 shall not apply to any future public offering of stock of Coffeyville or any of its Affiliates.
     11.3 Adequate Assurances.
     (a) Supplier may, in its sole discretion and upon notice to Coffeyville, require that Coffeyville provide it with satisfactory security for or adequate assurance (“Adequate Assurance”) of Coffeyville’s performance within 48 hours of giving such notice if:
     (i) Supplier determines that reasonable grounds for insecurity exist with respect to Coffeyville’s ability to perform its obligations hereunder; or
     (ii) A Coffeyville payment default or event which, with the giving of notice or lapse of time or both, would become a payment default hereunder, has occurred.
In the event Supplier gives such a notice pursuant to clause (i) above, such notice shall include a summary of the information upon which Supplier has based its determination that such reasonable grounds for insecurity exist. Such summary shall be in sufficient detail to reasonably communicate Supplier’s grounds that insecurity exists.
     (b) Any requirement for Adequate Assurance shall be satisfied only by Coffeyville’s delivery of the types of Eligible Forms of Assurance (as defined below) referred to in clauses (i) and/or (ii) of the definition thereof (it being agreed that the determination as to whether to provide either the type referred to in clause (i) or the type referred to in clause (ii) shall be made by Coffeyville in its sole discretion) or such other types of Eligible Forms of Assurance as Supplier shall deem acceptable in its sole discretion. “Eligible Forms of Assurance” shall consist of (i) an irrevocable standby or documentary letter of credit, for a duration and in an amount sufficient to cover a value up to the Current Exposure, including reasonable contingencies for the designated time period, in a format reasonably satisfactory to Supplier and issued or confirmed by a bank reasonably acceptable to Supplier, (ii) a prepayment to cover a value up to the Current Exposure; (iii) a surety instrument for a duration and in an amount sufficient to cover a value up to the Current Exposure, in a format reasonably satisfactory to Supplier and issued by a financial institution or insurance company reasonably acceptable to Supplier; or (iv) a security interest in the assets of Coffeyville to the extent permitted by the terms of the Specified Indebtedness and sufficient, in the reasonable judgment of the Supplier, to secure the Current Exposure. To continue to satisfy any requirement for Adequate Assurance, the amount of any Eligible Form of Assurance deemed acceptable by Supplier as Adequate Assurance shall be adjusted from time to time so that it is sufficient to cover the Current Exposure as it fluctuates.
     (c) Without prejudice to any other legal remedies available to Supplier and without Supplier incurring any Liabilities (whether to Coffeyville or to a third party), Supplier may, at its sole discretion, take any or all of the following actions if Coffeyville fails to give Adequate Assurance as required pursuant to this Section: (i) withhold or suspend its obligations, including payment obligations, under this Agreement, (ii) proceed against Coffeyville for damages occasioned by Coffeyville’s failure to perform, or (iii) exercise its termination rights under Article 17.
     (d) All bank charges relating to any letter of credit and any fees, commissions, costs and expenses incurred with respect to furnishing security are for Coffeyville’s account.
     (e) Coffeyville agrees, at any time and from time to time upon the request of Supplier, to execute, deliver and acknowledge, or cause to execute, deliver and acknowledge, such further documents and instruments and do such other acts and things as Supplier may reasonably request in order to fully effect the purposes of this Agreement.
     (f) Notwithstanding anything to the contrary herein, Coffeyville may, within sixty (60) days of its providing Adequate Assurance hereunder and upon five (5) days prior written notice to Supplier, terminate this Agreement. Such termination by Coffeyville shall not be a default hereunder and shall be deemed a termination pursuant to Article 18 hereof; provided, that, nothing in this Section 11.3(f) shall limit any of Supplier’s rights in the event Coffeyville fails to maintain acceptable Adequate Assurance or any other Event of Default with respect to Coffeyville occurs.
ARTICLE 12
REFINERY TURNAROUND, MAINTENANCE AND CLOSURE
     12.1 Coffeyville promptly shall notify Supplier of any scheduled maintenance or turnaround at the Refinery, or any revision to previous scheduled maintenance or turnaround, which may affect receipts of Crude Oil at the Delivery Point or the processing of Crude Oil in the Refinery. The Parties shall cooperate with each other in establishing maintenance and turnaround schedules that do not unnecessarily interfere with the receipt of Crude Oil that Supplier has committed to purchase.

     12.2 Coffeyville immediately shall notify Supplier orally (followed by prompt written notice) of any previously unscheduled downtime, maintenance or turnaround and its expected duration.
ARTICLE 13
TAXES
     13.1 Prices in this Agreement do not include any applicable sales, use, valorem, excise, property, spill, environmental, or similar taxes, duties and fees (each, a “Tax” and collectively, “Taxes”) regardless of the taxing authority. Coffeyville shall pay such Taxes unless there is an applicable exemption from such Tax, with written confirmation of such Tax exemption to be provided to Supplier. To the extent Supplier is required by law to collect such Taxes, one hundred percent (100%) of such Taxes shall be added to invoices as separately stated charges and paid in full by Coffeyville in accordance with this Agreement, unless Coffeyville is exempt from such Taxes and furnishes Supplier with a certificate of exemption. Supplier shall be responsible for all taxes imposed on Supplier’s income or property (other than on any Crude Oil).
     13.2 If Coffeyville disagrees with Supplier’s determination that any Tax is due with respect to transactions under this Agreement, Coffeyville shall have the right to seek an administrative determination from the applicable taxing authority, or, alternatively, Coffeyville shall have the right to contest any asserted claim for such Taxes, subject to its agreeing to indemnify Supplier for the entire amount of such contested Tax (including any associated interest and/or late penalties) should such Tax be deemed applicable. Supplier agrees to reasonably cooperate with the Coffeyville in the event Coffeyville determines to contest any such Taxes.
     13.3 Coffeyville and Supplier shall promptly inform each other in writing of any assertion by a taxing authority of additional tax liability in respect of said transactions. Any legal proceedings or any other action against Supplier with respect to such asserted liability shall be under Supplier’s direction but Coffeyville shall be consulted. Any legal proceedings or any other action against Coffeyville with respect to such asserted liability shall be under Coffeyville’s direction but Supplier shall be consulted. In any event, Coffeyville and Supplier shall fully cooperate with each other as to the asserted liability. Each party shall bear all the reasonable costs of any action undertaken by the other at the Party’s request.
ARTICLE 14
INSURANCE
     14.1 Insurance Coverages. Supplier shall procure and maintain in full force and effect throughout the term of this Agreement insurance coverages of the following types and amounts and with insurance companies rated not less than A- by A.M. Best, or otherwise reasonably satisfactory to Coffeyville in respect of Supplier’s purchase of Crude Oil cargoes under this Agreement (provided the foregoing shall not limit Coffeyville’s obligation to reimburse any insurance costs pursuant to Articles 6 and 7):

     (a) Property (cargo) damage coverage on an “all risk” basis in an amount sufficient to cover the market value or potential full replacement cost of all Crude Oil (including, but not limited to Crude Oil cargoes and Crude Oil in transit in pipelines) to be delivered to Coffeyville at the Delivery Point. In the event that the market value or potential full replacement cost of all Crude Oil (Crude Oil cargoes and Crude Oil in transit in pipelines) exceeds the insurance limits available or the insurance limits available at commercially reasonable rates in the insurance marketplace, Supplier will maintain the highest insurance limit available at commercially reasonable rates; provided, however, that Supplier will promptly notify Coffeyville (and, in any event prior to the transportation of any Crude Oil that would not be fully insured) of Supplier’s inability to fully insure any Crude Oil and provide full details of such inability. Notwithstanding anything to the contrary herein, Coffeyville, may, at its option and expense, upon prior notice to Supplier, endeavor to procure and provide such property damage coverage for the Crude Oil.
     (b) Comprehensive or commercial general liability coverage and umbrella or excess liability coverage, which includes bodily injury, broad form property damage and contractual liability, marine or charterers’ liability and “sudden and accidental pollution” liability coverage in a minimum amount of $300,000,000 per occurrence and $500,000,000 in the aggregate.
     14.2 Additional Insurance Requirements.
     (a) The foregoing policies shall include an endorsement that the underwriters waive all rights of subrogation against Coffeyville.
     (b) Supplier shall cause its insurance carriers to furnish Coffeyville with insurance certificates, in a form and from a party reasonably satisfactory to Coffeyville, evidencing the existence of the coverages and endorsements required. The certificates shall specify that no insurance will be canceled during the term of this Agreement unless Coffeyville is given written notice prior to cancellation becoming effective. Supplier also shall provide renewal certificates within thirty (30) days before expiration of the policy.
     (c) The mere purchase and existence of insurance does not reduce or release either Party from any liability incurred or assumed under this Agreement.
     (d) Supplier shall comply with all notice and reporting requirements in the foregoing policies and timely pay all premiums.
ARTICLE 15
FORCE MAJEURE
     15.1 Neither Party shall be liable to the other if it is rendered unable by an event of Force Majeure to perform in whole or in part any obligation or condition of this Agreement (other than payment obligations), for so long as the event of Force Majeure exists and to the extent that performance is hindered by the event of Force Majeure; provided, however, that the Party unable to perform (the “Affected Party”) shall use any commercially reasonable efforts to avoid or remove the event of Force Majeure. During the period that performance by the Affected Party of a part or whole of its obligations has been suspended by reason of an event of Force Majeure, the other Party (the “Non-Affected Party”) likewise may suspend the performance of all or a part of its obligations to the extent that such suspension is commercially reasonable, except for any payment and indemnification obligations.
     15.2 The Affected Party shall give prompt oral notice to the Non-Affected Party, to be followed by written notice within twelve (12) hours after receiving notice of the occurrence of a Force Majeure event, including, to the extent feasible, the details and the expected duration of the Force Majeure event and the volume of Crude Oil affected. The Affected Party also shall promptly notify the Non-Affected Party when the event of Force Majeure is terminated. However, the failure or inability of the Affected Party to provide such notice within the time periods specified above shall not preclude it from declaring an event of Force Majeure, so long as it has diligently endeavored to notify the Non-Affected Party.
     15.3 In the event the Affected Party’s performance is suspended due to an event of Force Majeure in excess of thirty (30) consecutive days after the date that notice of such event is given, and so long as such event is continuing, the Non-Affected Party, in its sole discretion, may terminate or curtail its obligations under the Sale Contract or Sale Contracts affected by such event of Force Majeure (the “Affected Sale Contracts”) by giving notice of such termination or curtailment to the Affected Party, and neither Party shall have any further liability to the other in respect of such Affected Sale Contracts to the extent terminated or curtailed, except for the rights and remedies previously accrued under this Agreement, any payment and indemnification obligations by cither Party under this Agreement and the obligations set forth in Article 18.
     15.4 If any Affected Sale Contract is not terminated pursuant to this Article 15 or any other provision of this Agreement, performance shall resume to the extent made possible by the end or amelioration of the event of Force Majeure in accordance with the terms of this Agreement; provided, however, that the term of this Agreement shall not be extended.
     15.5 The Parties acknowledge and agree that the right of Supplier to declare a Force Majeure based upon any failure by a Counterparty to deliver Crude Oil under a Purchase Contract is solely for purposes of determining the respective rights and obligations as between Supplier and Coffeyville with respect to any Crude Oil delivery affected thereby, and any such declaration shall not excuse any Counterparty’s default under one or more Purchase Contracts. Any claims that Supplier may have as a result of such Counterparty’s failure shall be subject to Section 4.6 hereof and any other applicable provisions of this Agreement relating to claims against third parties.
ARTICLE 16
MUTUAL REPRESENTATIONS AND WARRANTIES
  16.1 Each Party represents and warrants to the other Party as of the Closing Date of this Agreement and of each sale of Crude Oil hereunder, that:
          (a) It is an “Eligible Contract Participant” as defined in Section la(12) of the Commodity Exchange Act, as amended.

     (b) It is a “forward contract merchant” in respect of this Agreement and each Sale Contract hereunder constitutes a “forward contract,” as such terms are defined in the Bankruptcy Code.
     (c) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and in good standing under such laws.
     (d) It has the corporate, governmental or other legal capacity, authority and power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the foregoing.
     (e) The execution, delivery and performance in the preceding paragraph (d) do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.
     (f) All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Agreement have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with.
     (g) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).
     (h) No Event of Default or Potential Event of Default has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.
     (i) There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, Governmental Authority, official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.
     (j) It is not relying upon any representations of the other Party other than those expressly set forth in this Agreement.
     (k) It has entered into this Agreement as principal (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise), with a full understanding of the material terms and risks of the same, and is capable of assuming those risks.

     (l) It has made its trading and investment decisions (including their suitability) based upon its own judgment and any advice from its advisors as it has deemed necessary and not in reliance upon any view expressed by the other Party.
     (m) The other Party (i) is acting solely in the capacity of an arm’s-length contractual counterparty with respect to this Agreement, (ii) is not acting as a financial advisor or fiduciary or in any similar capacity with respect to this Agreement and (iii) has not given to it any assurance or guarantee as to the expected performance or result of this Agreement.
     (n) It is not bound by any agreement that would preclude or hinder its execution, delivery, or performance of this Agreement.
     (o) Neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the sale of Crude Oil hereunder who is entitled to any compensation with respect thereto.
     (p) None of its directors, officers, employees or agents or those of its Affiliates has received or will receive any commission, fee, rebate, gift or entertainment of significant value in connection with this Agreement.
ARTICLE 17
DEFAULT AND TERMINATION
     17.1 Events of Default. Notwithstanding any other provision of this Agreement, the occurrence of any of the following shall constitute an “Event of Default”:
     (a) Either Party fails to make payment when due under this Agreement within one (1) Business Day after a written demand therefor; or
     (b) Other than a default described in Sections 17.1 (a) and (c), either Party fails to perform any material obligation or covenant to the other under this Agreement, which is not cured to the reasonable satisfaction of the other Party (in its sole discretion) within five (5) Business Days after the date that such Party receives written notice that such obligation or covenant has not been performed; or
     (c) Either Party breaches any material representation or material warranty made or repeated or deemed to have been made or repeated by the Party, or any warranty or representation proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under this Agreement; provided, however, that if such breach is curable, such breach is not cured to the reasonable satisfaction of the other Party within ten (10) Business Days after the date that such Party receives notice that corrective action is needed; or
     (d) Either Party becomes Bankrupt; or
     (e) Either Party or any of its Designated Affiliates (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or any early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf); or
     (f) Coffeyville or any of its Affiliates sells, leases, subleases, transfers or otherwise disposes of, in one transaction or a series of related transactions, all or a material portion of the assets of the Refinery; or
     (g) Coffeyville or any of its Affiliates (i) consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (including an Affiliate) or any such consolidation, amalgamation, merger or transfer is consummated, and (ii) the successor entity resulting from any such consolidation, amalgamation or merger or the Person that otherwise acquires all or substantially all of the assets of Coffeyville or any of its Affiliates (A) does not assume, in a manner satisfactory to Supplier, all of Coffeyville’s obligations hereunder, including under any Sale Contract or any Spread Adjustment, or (B) has an “issuer credit” rating below BB-by Standard and Poor’s Ratings Group or a “family credit” rating below B1 by Moody’s Investors Service, Inc, (or an equivalent successor rating classification); or
     (h) Coffeyville fails to provide Adequate Assurance in accordance with Section 11.3; or
     (i) There shall occur either (A) a default, event of default or other similar condition or event (however described) in respect of Coffeyville or any of its Affiliates under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount of not less than $20,000,000 which has resulted in such Specified Indebtedness becoming due and payable under such agreements and instruments before it would have otherwise been due and payable or (B) a default by Coffeyville or any of its Affiliates (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than $10,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period), provided that a default under clause (B) above shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Business Days of such party’s receipt of written notice of its failure to pay.
Coffeyville shall be the Defaulting Party upon the occurrence of any of the events described in clauses (f), (g), (h) and (i) above.
     17.2 Remedies Upon Event of Default.

     (a) Notwithstanding any other provision of this Agreement, upon the occurrence of an Event of Default with respect to either Party (referred to as the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) shall have the right immediately and at any time(s) thereafter to terminate this Agreement and to liquidate and terminate any or all Sale Contracts then outstanding between the Parties; provided, however, that, in the case of an event described in Section 17.1(e), if Supplier is the Non-Defaulting Party, or an event described in Section 17.1(i), the exercise of Supplier’s rights hereunder shall be subject to the provisions of Section 17.3. A Settlement Amount (as defined below) shall be calculated in a commercially reasonable manner for each such liquidated and terminated Sale Contract and be payable by one Party to the other. “Settlement Amount” shall mean, with respect to a Sale Contract and the Non-Defaulting Party, the losses and costs (or gains) expressed in U.S. Dollars, which such Party incurs as a result of the liquidation, including losses and costs (or gains) based upon the then current replacement value of such Sale Contract together with, at the Non-Defaulting Party’s election but without duplication or limitation, all reasonable losses and costs which such Party incurs as a result of maintaining, terminating, obtaining or re-establishing any hedge or related trading positions, which, for purposes of such determination, shall include (x) the losses and costs (or gains) incurred as a result of the liquidation and termination of all Spread Adjustments and any hedges or trading positions related thereto, and (y) the losses and costs incurred by Supplier in terminating, transferring, redeploying or otherwise modifying any outstanding Purchase Contracts. The Settlement Amount shall be due to or from the Non-Defaulting Party as appropriate. The Non-Defaulting Party shall determine the Settlement Amount of each Sale Contract as of the date on which such termination occurs by reference to such futures, forward, swap and options markets as it shall select in its reasonable judgment. In calculating a Settlement Amount, the Non-Defaulting Party shall discount to present value (in any commercially reasonable manner based on London interbank rates for the applicable period and currency) any amount which would be due at a later date and shall add interest (at a rate determined in the same manner) to any amount due prior to the date of the calculation.
     (b) Without limiting any other rights or remedies hereunder, if an Event of Default occurs and Supplier is the Non-Defaulting Party, Supplier may, in its discretion, (i) withhold or suspend its obligations, including any of its delivery or payment obligations, under this Agreement, (ii) reclaim and repossess any and all of the Crude Oil then held at the Refinery, and (iii) otherwise arrange for the disposition of any Crude Oil subject to outstanding Purchase Contracts and/or the modification, settlement or termination of such outstanding Purchase Contracts in such manner as it elects.
     (c) The Non-Defaulting Party shall set off (i) all such Settlement Amounts that are due to the Defaulting Party, plus any performance security (including margin) then held by the Non-Defaulting Party, plus (at the Non-Defaulting Party’s election) any or all other amounts due to the Defaulting Party hereunder (including without limitation under Section 7.3 or 8.1 above), against (ii) all such Settlement Amounts that are due to the Non-Defaulting Party, plus any performance security (including margin) then held by the Defaulting Party, plus (at the Non-Defaulting Party’s election) any or all other amounts due to the Non-Defaulting Party hereunder (including without limitation under Section 7.3 or 8.1 above), so that all such amounts shall be netted to a single liquidated amount payable by one Party to the other (the “Liquidated Amount”). The Party with the payment obligation shall pay the Liquidated Amount to the other Party within one Business Day of the liquidation.
     (d) No delay or failure on the part of the Non-Defaulting Party to exercise any right or remedy to which it may be entitled on account of any Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default.
     (e) The Non-Defaulting Party’s rights under this Section shall be in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise), including without limitation any rights of recoupment, setoff, combination of accounts, as a secured party or under any LCs or other credit support. The Defaulting Party shall indemnify and hold the Non-Defaulting Party harmless from all costs and expenses, including reasonable attorney fees, incurred in the exercise of any remedies hereunder.
     (f) If an Event of Default occurs, the Non-Defaulting Party may, without limitation on its rights under this Section, set off amounts which the Defaulting Party owes to it against any amounts which it owes to the Defaulting Party (whether hereunder, under a Sale Contract or otherwise and whether or not then due).
     17.3 Forbearance Period.
     (a) If a Specified Transaction Event of Default or a Specified Indebtedness Event of Default occurs, Supplier agrees that, for a period of up to sixty (60) consecutive calendar days thereafter (the “Forbearance Period”), it shall forbear from exercising its rights and remedies under Section 17.2 to the extent it is otherwise entitled to do so based on such occurrence; provided that:
     (i) at all times during the Forbearance Period, either the Current Exposure shall equal zero or the aggregate amount of Undrawn LCs shall exceed the Current Exposure; and
     (ii) at no time during the Forbearance Period, shall any other Event of Default have occurred.
     (b) The Forbearance Period shall end on the earlier to occur of (i) the sixtieth (60th) day following the occurrence of the Specified Transaction Event of Default or the Specified Indebtedness Event of Default, as the case may be, or (ii) the time as of which the condition in either clause (i) or (ii) of Section 17.3(a) is no longer satisfied. During the Forbearance Period, Supplier shall continue to supply Crude Oil to Coffeyville pursuant to the provisions hereof.

     (c) From and after the end of the Forbearance Period, Supplier shall be entitled to exercise any and all of the rights and remedies it may have (including without limitation under Section 17.2) based on the occurrence of such Specified Transaction Event of Default or Specified Indebtedness Event of Default, as the case may be, as if no Forbearance Period had occurred (regardless of whether such Specified Transaction Event of Default or Specified Indebtedness Event of Default, as the case may be, has been remedied or waived during such Forbearance Period).
ARTICLE 18
SETTLEMENT AT TERMINATION
     18.1 Upon expiration or termination of this Agreement for any reason other than as a result of an Event of Default (such date, the “Termination Date”), the Parties promptly shall reconcile and determine all amounts owed to each other under this Agreement (the “Termination Amount”), as provided in this Article 18. The provisions of this Article 18 shall in no way limit the rights and remedies which the Non-Defaulting Party may have as a result of an Event of Default, whether pursuant to Section 17 above or otherwise.
     (a) The Parties shall determine as soon as practicable how to dispose of any Contracted Volumes and whether any executory Purchase Contracts for such Contracted Volumes will be assigned by Supplier to Coffeyville. If the terms of a Purchase Contract permit and are satisfactory to Supplier in its sole discretion, Supplier shall assign to Coffeyville its rights and obligations under any Purchase Contract, to be effective as of the Termination Date, provided that such assignment results in Supplier’s complete release from any obligations under such Purchase Contract. If an executory Purchase Contract is not assignable on terms reasonably satisfactory to Supplier, Coffeyville shall purchase and pay for such Crude Oil under the terms of such Purchase Contract through Supplier and Supplier shall transfer possession and title to such Crude Oil to Coffeyville following such payment by Coffeyville. Any failure to make such payment shall result in an Event of Default and entitle Supplier to exercise its rights and remedies hereunder as a Non-Defaulting Party.
     (b) The Parties promptly shall exchange all information necessary to determine the final calculations of all Crude Oil Purchase Costs, the Fixed Supply Service Fee, and any and all necessary adjustments to amounts that are or were due one Party from the other Party since the Closing Date (whether or not previously invoiced or paid). Supplier shall compute the Net Carrying Cost as of the Termination Date.
     (c) Coffeyville shall, at its option, either:
     (i) On the Termination Date, purchase from Supplier all Inventories at the prices provided for herein; or
     (ii) Purchase on a daily basis from Supplier all Contracted Volumes in accordance with the terms hereof in the normal course until all Contracted Volumes purchased by Supplier prior to the Termination Date have been delivered to Coffeyville at the Delivery Point.

     (d) Supplier shall have no further obligation to purchase and shall not purchase or pay for Crude Oil or incur any Crude Oil Purchase Costs on and after the Termination Date. Except as a notice period may be required by an assignment agreement, Supplier shall not be obligated to purchase, take title to or pay for any Crude Oil as of the date that it notifies Coffeyville of the Termination Date.
     18.2 Termination Amount.
     (a) The Termination Amount shall equal (i) any unpaid amounts for Crude Oil that Coffeyville owes under this Agreement, plus (ii) any amounts that Coffeyville owes Supplier for the Fixed Supply Service Fee, plus (iii) to the extent not included in clauses (i) or (ii) above, any other amounts payable by Coffeyville under Section 7.3 or 8.1 above, plus (iv) any unpaid Net Carrying Cost, plus (v) any other amounts or adjustments that are owed by Coffeyville to Supplier under this Agreement, minus (vi) any other amounts or adjustments that are owed by Supplier to Coffeyville under this Agreement. All of the foregoing amounts shall be aggregated or netted to a single liquidated amount owing from one Party to the other. If the Termination Amount is a positive number, it shall be due to Supplier and if it is a negative number, the absolute value thereof shall be due to Coffeyville.
     (b) Supplier shall prepare and provide Coffeyville with a statement showing the calculation of the Termination Amount within five (5) Business Days from the Termination Date or, if such determination cannot be made in a commercially reasonable manner by Supplier within such 5 Business Day period, within such longer period so long as Supplier proceeds in a commercially reasonable manner to complete the determination and calculation of such Termination Amount.
     (c) Coffeyville or Supplier, as the case may be, shall pay the Termination Amount to the other within one (1) Business Day after receiving Supplier’s calculation and all appropriate supporting documentation.
     (d) Following the Termination Date, Supplier shall reasonably cooperate with Coffeyville, at Coffeyville’s expense, for the purpose of the reassignment of any agreements previously assigned to Supplier and the transfer to Coffeyville of any and all shipper rights of any type whatsoever related to the Pipeline System.
ARTICLE 19
INDEMNIFICATION
     19.1 To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, Supplier shall defend, indemnify and hold harmless Coffeyville, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by Supplier of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of Supplier made herein or in connection herewith proving to be false or misleading, (ii) any failure by Supplier to comply with or observe any Applicable Law, (iii) Supplier’s negligence or willful misconduct, or (iv) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, as well as any Liabilities directly or indirectly arising out of or relating to environmental losses such as oil discharges or violations of Environmental Law at or before the Delivery Point in performing its obligations under this Agreement, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Coffeyville, its Affiliates or any of their respective employees, representatives, agents or contractors.
     19.2 To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, Coffeyville shall defend, indemnify and hold harmless Supplier, its Affiliates, and their directors, officers, employees, representatives, agents and contractors for and against any Liabilities directly or indirectly arising out of (i) any breach by Coffeyville of any covenant or agreement contained herein or made in connection herewith or any representation or warranty of Coffeyville made herein or in connection herewith proving to be false or misleading, (ii) Coffeyville’s handling, storage or refining of any Crude Oil or the products thereof, (iii) Coffeyville’s negligence or willful misconduct, (iv) any failure by Coffeyville to comply with or observe any Applicable Law, or (v) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, any of which is caused by Coffeyville or its employees, representatives, agents or contractors in the exercise of any of the rights granted hereunder, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of Supplier, its Affiliates or any of their respective employees, representatives, agents or contractors.
     19.3 In addition to the indemnification obligations set forth in Sections. 19.1 and 19.2 and elsewhere in this Agreement, each Party (referred to as the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party”), its Affiliates, and their employees, directors, officers, representatives, agents and contractors, harmless from and against any and all Liabilities directly or indirectly arising from (i) the Indemnifying Party’s breach of this Agreement, (ii) the Indemnifying Party’s failure to comply with Applicable Law with respect to the sale, transportation, storage, handling or disposal of Crude Oil, unless such liability results from the Indemnified Party’s negligence or willful misconduct or (iii) any of the Indemnifying Party’s representations, covenants or warranties made herein proving to be materially incorrect or misleading when made.
     19.4 The Parties’ obligations to defend, indemnify, and hold each other harmless under the terms of this Agreement shall not vest any rights in any third party (whether a Governmental Authority or private entity), nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement.
     19.5 Each Party agrees to notify each other as soon as practicable after receiving notice of any claim or suit brought against it within the indemnities of this Agreement, shall furnish to the other the complete details within its knowledge and shall render all reasonable assistance requested by the other in the defense; provided, that, the failure to give such notice shall not affect the indemnification provided hereunder, except to the extent that the Indemnifying Party is materially adversely affected by such failure. Each Party shall have the right but not the duty to participate, at its own expense, with counsel of its own selection, in the defense and settlement thereof without relieving the other of any obligations hereunder. Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceeding if such proceeding involves an Event of Default by the Indemnifying Party under this Agreement which shall have occurred and be continuing.
ARTICLE 20
LIMITATION ON DAMAGES
     Unless otherwise expressly provided in this Agreement, the Parties’ liability for damages is limited to direct, actual damages only (which include any amounts determined under Article 17) and neither Party shall be liable for specific performance, lost profits or other business interruption damages, or special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform, or the termination of this Agreement; provided, however, that, such limitation shall not apply with respect to (i) any third party claim for which indemnification is available under this Agreement or (ii) any breach of Article 22. Each Party acknowledges the duty to mitigate damages hereunder.
ARTICLE 21
AUDIT AND INSPECTION
     21.1 During the Term of this Agreement each Party and its duly authorized representatives, upon reasonable notice and during normal working hours, shall have access to the accounting records and other documents maintained by the other Party, or any of the other Party’s contractors and agents, which relate to this Agreement; provided, that, neither this Section nor Section 10.1(i) shall entitle Coffeyville to have access to any records concerning any hedges or offsetting transactions or other trading positions or pricing information that may have been entered into with other parties or utilized in connection with any Spread Quotations or Spread Adjustments. The right to inspect or audit such records shall survive termination of this Agreement for a period of two (2) years following the later of the Termination Date. Each Party shall preserve, and shall cause all contractors or agents to preserve, all of the aforesaid documents for a period of at least two (2) years from the Termination Date.
ARTICLE 22
CONFIDENTIALITY
     22.1 In addition to Coffeyville’s confidentiality obligations under the Transaction Guidelines, the Parties agree that the specific terms and conditions of this Agreement including the list of approved Counterparties, the Transaction Guidelines and the drafts of this Agreement exchanged by the Parties and any information exchanged between the Parties, including calculations of any fees or other amounts paid by Coffeyville to Supplier under this Agreement and all information received by Supplier from Coffeyville relating to the costs of operation, operating conditions, and other commercial information of Coffeyville not made available to the public, are confidential and shall not be disclosed to any third party, except (i) as may be required by court order or Applicable Laws or as requested by a Governmental Authority, (ii) to such Party’s or its Affiliates’ employees, directors, shareholders, auditors, consultants, banks, lenders, financial advisors and legal advisors, or (iii) to such Party’ insurance providers, solely for the purpose of procuring insurance coverage or confirming the extent of existing insurance coverage; provided, that, prior to any disclosure permitted by this clause (iii), such insurance providers shall have agreed in writing to keep confidential any information or document subject to this Section. The confidentiality obligations under this Agreement shall survive termination of this Agreement for a period of two years following the Termination Date. Coffeyville’s Affiliates shall include GS Capital Partners V Fund and Kelso & Company solely for the purposes of this Article 22.
     22.2 In the case of disclosure covered by clause (i) of Section 22.1, to the extent practicable and legally permissible, the disclosing Party shall notify the other Party in writing of any proceeding of which it is aware which may result in disclosure, and use reasonable efforts to prevent or limit such disclosure. The Party seeking to prevent or limit such disclosure shall be responsible for all costs and expenses incurred by both Parties in connection therewith. The Parties shall be entitled to all remedies available at law, or in equity, to enforce or seek relief in connection with the confidentiality obligations contained herein.
     22.3 Tax Disclosure. Notwithstanding anything herein to the contrary, the Parties (and their respective employees, representatives or other agents) are authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Parties relating to that treatment and structure, without the Parties imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
ARTICLE 23
GOVERNING LAW
     23.1 This Agreement shall be governed by, construed and enforced under the laws of the State of New York without giving effect to its conflicts of laws principles that would require the application of the laws of another state.
     23.2 Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court of competent jurisdiction situated in the City of New York, (without recourse to arbitration unless both Parties agree in writing), and to service of process by certified mail, delivered to the Party at the address indicated in Article 25. Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection to personal jurisdiction, whether on grounds of venue, residence or domicile.
     23.3 Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceedings relating to this agreement.
ARTICLE 24
ASSIGNMENT
     24.1 This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and permitted assigns.

     24.2 Coffeyville shall not assign this Agreement or its rights or interests hereunder in whole or in part, or delegate its obligations hereunder in whole or in part, without the express written consent of Supplier; provided, however, that no such consent shall be required with respect to an assignment by Coffeyville to any Person that succeeds to all or substantially all of the Refinery and assumes Coffeyville’s obligations hereunder whether by contract, operation of law or otherwise if such Person has an “issuer credit” rating above B+ by Standard and Poor’s Ratings Group and a “family credit” rating above B2 by Moody’s Investors Service, Inc. (or an equivalent successor rating classification) or, if such Person is not rated by either of such rating agencies, its creditworthiness (as determined by Supplier in its commercially reasonable judgment) is equivalent or superior to that of an entity which has debt ratings that satisfy the foregoing ratings requirement. Supplier may, without Coffeyville’s consent, assign and delegate all of Supplier’s rights and obligations hereunder to (i) any Affiliate of Supplier, provided that the obligations of such Affiliate hereunder are guaranteed by The Goldman Sachs Group, Inc. or (ii) any non-Affiliate Person that succeeds to all or substantially all of its assets and business and assumes the Supplier’s obligations hereunder, whether by contract, operation of law or otherwise, provided that the creditworthiness of such successor entity is equal or superior to the creditworthiness of Supplier immediately prior to such assignment. Any other assignment by Supplier shall require Coffeyville’s consent.
     24.3 Any attempted assignment in violation of this Article 26 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.
ARTICLE 25
NOTICES
     25.1 All invoices, notices, requests and other communications given pursuant to this Agreement shall be in writing and sent by facsimile or nationally recognized overnight courier. A notice shall be deemed to have been received when transmitted by facsimile to the other Party’s facsimile number set forth in Schedule I (if confirmed by the notifying Party’s transmission report), or on the following Business Day if sent by nationally recognized overnight courier to the other Party’s address set forth in Schedule I and to the attention of the person or department indicated; provided, that, a copy of any such notice or communication pursuant to Section 11, 15, 17, 18, 19 or 24 shall also be provided to the party indicated below. A Party may change its address or facsimile number by giving written notice in accordance with this Section, which is effective upon receipt.
If to Coffeyville, to:
Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attn: Chief Executive Officer
Fax: 913-891-0000
And with additional copy to:

Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attn: General Counsel
Fax: 913-891-0000
If to Supplier, to:
J. Aron & Company
One New York Plaza
New York, New York 10004
Attn: Daniel Feit
ARTICLE 26
NO WAIVER, CUMULATIVE REMEDIES
     26.1 The failure of a Party hereunder to assert a right or enforce an obligation of the other Party shall not be deemed a waiver of such right or obligation. The waiver by any Party of a breach of any provision of, or Event of Default or Potential Event of Default under, this Agreement shall not operate or be construed as a waiver of any other breach of that provision or as a waiver of any breach of another provision of, Event of Default or Potential Event of Default under, this Agreement, whether of a like kind or different nature.
     26.2 Each and every right granted to the Parties under this Agreement or allowed it by law or equity, shall be cumulative and may be exercised from time to time in accordance with the terms thereof and Applicable Law.
ARTICLE 27
NATURE OF THE TRANSACTION AND RELATIONSHIP OF PARTIES
     27.1 This Agreement shall not be construed as creating a partnership, association or joint venture between the Parties. It is understood that Coffeyville is an independent contractor with complete charge of its employees and agents in the performance of its duties hereunder, and nothing herein shall be construed to make Coffeyville, or any employee or agent of Coffeyville, an agent or employee of Supplier.
     27.2 Except as authorized by the Transaction Guidelines, neither Party shall have the right or authority to negotiate, conclude or execute any contract or legal document with any third person; to assume, create, or incur any liability of any kind, express or implied, against or in the name of the other, or to otherwise act as the representative of the other, unless expressly authorized in writing by the other.
ARTICLE 28
MISCELLANEOUS
     28.1 If any Article, Section or provision of this Agreement shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect.
     28.2 The terms of this Agreement constitute the entire agreement between the Parties with respect to the matters set forth in this Agreement, and no representations or warranties shall be implied or provisions added in the absence of a written agreement to such effect between the Parties. This Agreement shall not be modified or changed except by written instrument executed by the Parties’ duly authorized representatives.
     28.3 No promise, representation or inducement has been made by either Party that is not embodied in this Agreement or the Temporary Assignment, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.
     28.4 Time is of the essence with respect to all aspects of each Party’s performance of any obligations under this Agreement.
     28.5 Nothing expressed or implied in this Agreement is intended to create any rights, obligations or benefits under this Agreement in any person other than the Parties and their successors and permitted assigns.
     28.6 All audit rights, payment, confidentiality and indemnification obligations and obligations under this Agreement shall survive the expiration or termination of this Agreement.
     28.7 This Agreement may be executed by the Parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.
     28.8 All Sale Contracts and other transactions hereunder (including Spread Adjustments) are entered into in reliance on the fact this Agreement and all such Sale Contracts, Spread Adjustments and other transactions constitute a single integrated agreement between the parties, and the parties would not have otherwise entered into any Sale Contract, Spread Adjustments or other transactions hereunder.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Party hereto as caused this Agreement to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY

By:	/s/ Jeffery A. Resnick

Title:	Managing Director

Date:	12/23/2005

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:	/s/ Stanley A. Riemann

Title:	C. O. O.

Date:	December 23, 2005
Crude Oil Supply Agreement Signature Page

SCHEDULE I
NOTICE INFORMATION
Coffeyville Notice Information:

Trading:	Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attention: Pat Quinn
Phone: 913-982-0455
Cellphone: 620-242-5117
Email: pjquinn@coffeyvillegroup.com
Fax: 913-981-0002
     Or
Wyatt Jernigan
Phone: 281-217-7712
Cellphone: 713-775-7752
Operations and Scheduling:
Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attention: Pat Quinn
Phone: 913-982-0455
Cellphone: 620-242-5117
Email: pjquinn@coffeyvillegroup.com
Fax: 913-981-0002
Settlement and Accounting:
Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attention: Mike Reichert
Phone: 913-982-0472
Email: mjreichert@coffeyvillegroup.com
Fax: 913-981-0002
Credit and Finance:
Coffeyville Resources Refining & Marketing, LLC

10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attention: Tim Rens
Phone: 913-982-0470
Cellphone: 913-558-4649
Email: jtrens@coffeyvillegroup.com
Fax: 913-981-0002
Supplier Notice Information:
Trading:
Primary:
Steve Scala
85 Broad Street
New York N.Y. 10004
(212) 902 8400
Fax: (212) 357 1248
stephen.scala@gs.com
Alternate:
Jeff Frase
85 Broad Street
New York N.Y. 10004
(212) 902 8400
Fax: (212) 357 1248
jeff.frase@gs.com

Scheduling:
Primary:
James Brush
85 Broad Street
New York N.Y. 10004
(212) 902 7349
Fax: (212) 902 9874
ficc-jaron-physical@gs.com
Alternate:
Jennifer McSorley
85 Broad Street
New York N.Y. 10004
(212) 902 7349
Fax: (212) 902 9874
ficc-jaron-physical@gs.com
Payments:
Stan Preston
85 Broad Street
New York N.Y. 10004
Tel: 212-357-9101
Fax: 212-493-9084
ficc-cx-ny@ny.email.gs.com
Invoicing/Statements:
Primary:
Valerie Nunez
85 Broad Street
New York N.Y. 10004
(212) 902-5856
Fax: (212) 482-7028
ficc-jaron-coffeyville-info@ny.email.gs.com
Alternate:
Matt Preskenis
85 Broad Street
New York N.Y. 10004

(212) 357-3185
Fax: (212) 493-9849
ficc-jaron-coffeyville-info@ny.email.gs.com
Credit:
John Daniello
85 Broad Street
New York N.Y. 10004
(212) 855 0716
Fax: (212) 428 3417
john.daniello@gs.com
General Notices:
James Brush
Steve Scala
85 Broad Street
New York N.Y. 10004
Tel: (212) 902 8400
Fax: (212) 902 9874
Jim.brush@gs.com
stephen.scala@gs.com

EXHIBIT A
FORM OF TEMPORARY ASSIGNMENT
TEMPORARY ASSIGNMENT OF TERMINALLING AGREEMENT
     This Temporary Assignment Agreement (“Assignment”), effective as of the first day of January, 2006 (Effective Date”), is by and among Coffeyville Resources Refining & Marketing, LLC (“Customer”), Plains Marketing, L.P. (“Operator”) and J. Aron & Company (“Customer Supplier”).
RECITALS
     1. On or about December___, 2005, Customer entered into a certain Crude Oil Supply Agreement (the “Supply Agreement”) with Customer Supplier.
     2. On or about December 10, 2004, Customer entered into a certain Terminalling Agreement with Operator. A copy of the Terminalling Agreement is attached and hereby incorporated by reference as Exhibit A.
     3. Pursuant to paragraph 23(b) of the Terminalling Agreement, Customer desires to assign the Terminalling Agreement to Customer Supplier, with the consent of Operator, as provided herein.
     NOW, THEREFORE, in consideration of the above Recitals, which are hereby incorporated by reference herein, and for other good and valuable consideration, receipt of which is acknowledged by the parties, the parties agree as follows:
     1. Assignment. Customer hereby assigns to Customer Supplier, and Customer Supplier hereby accepts from Customer, all of its right, title and interest in and to the Terminalling Agreement commencing on the Effective Date and continuing for the term of the Supply Agreement, plus a reasonable wind down period (the last day of such wind down period to be referred to herein as the “Assignment Termination Date”). On the Assignment Termination Date, the Terminalling Agreement automatically will be deemed reassigned to Customer and Customer Supplier shall be deemed completely released from any and all liabilities or obligations under the Terminalling Agreement, except for obligations (“Accrued Obligations”) incurred by Customer Supplier under the Terminalling Agreement prior to the Assignment Termination Date; provided, however, if for any reason such reassignment is not effective, any obligations of Customer Supplier as assignee of the Terminalling Agreement (other than “Accrued Obligations”) will be nonetheless completely released. Operator hereby consents to this assignment on these terms with the express understanding by Customer and Customer Supplier that this assignment shall not serve as a novation, and that Customer shall also remain liable for its obligations under the Terminalling Agreement during the term of the Assignment and the remaining term of the Terminalling Agreement. Any termination date hereunder, including the Assignment Termination Date, shall be effective on the last day of the calendar month in which such termination date occurs.

     2. Suspension of Paragraph 23(b). From the Effective Date to the Assignment Termination Date, the Customer Supplier shall have no right to make an assignment pursuant to or otherwise take any actions as a “Customer” under Section 23(b) of the Terminalling Agreement.
     3. Environmental. From the Effective Date until the Assignment Termination Date, Operator will comply with all environmental laws and customary industry environmental practices with respect to its Cushing Terminal.
     4. Miscellaneous. This Assignment may not be assigned, conveyed, transferred, or encumbered by any party without the receipt of prior written signed consent of all other parties. This Assignment expresses the whole agreement of the parties with regard to the subject matter herein. There are no promises, conditions or obligations other than those enumerated herein. This Assignment shall supersede all previous or contemporaneous communications, representations, or agreements, verbal or written, between or among the parties with regard to the subject matter herein. Each party to this Assignment agrees to perform any other or further acts, and execute and deliver any other or further documents, as may be necessary or appropriate to implement this Assignment. This Assignment shall not be modified in any manner, in whole or in part, except by a written instrument signed by each party to be bound thereby.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date above.

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC

By:

Its:

PLAINS MARKETING, L.P.
By: Plains Marketing GP Inc., its General Partner

By:

Its:

J. ARON & COMPANY

By:

Its:

EXHIBIT B
TRANSACTION GUIDELINES
Supplier shall acquire Crude Oil on behalf of Coffeyville in accordance with Section 4.3, and in compliance with the other terms and conditions of this Agreement.
Both Parties agree that Purchase Contracts shall be entered into only with those Counterparties that confirm that the subject Crude Oil cargo complies with all applicable laws, including compliance with (a) the Export Administration Regulations (“EAR”) issued by the U.S. Department of Commerce Bureau of Industry and Security (“BIS”) including the prohibitions in part 758 of the EAR applicable to restrictive trade practices and boycotts, and (b) the U.S. trade embargoes and economic sanctions administered by the U.S. Treasury Department, Office of Foreign Assets Control (“OFAC”).
Authorized Coffeyville Employees
The following Coffeyville personnel shall be authorized to act on behalf of Coffeyville pursuant to Section 4.3:
•	Patrick Quinn

•	Wyatt Jemigan

•	Additional Coffeyville personnel to be designated in writing from time to time by Coffeyville to Supplier.
List of Approved Counterparties
The following is a list of Counterparties with whom Coffeyville is authorized to negotiate purchases of Crude Oil at the time of this Agreement. This list may change from time to time, in accordance with Section 4.3(b) of this Agreement.
(***)

(***)

(***)

EXHIBIT C
NOMINATING AND SCHEDULING ACTIVITIES
Supplier Actions
As described in Section 4 of this Agreement, Supplier’s actions shall include but not be limited to the following actions: all reasonable and necessary actions to schedule pipeline transportation, terminalling and blending activities, an appurtenant Crude Oil movement and blending on behalf of Coffeyville, as directed by Coffeyville:
•	Nominating the pipeline transportation to Pipelines and Terminal Operators, to the extent required by such parties; Supplier may also request information regarding Coffeyville’s intra-month schedules, as may be needed to assist Supplier and Coffeyville in meeting the Responsibilities described in this Agreement

•	Arranging the necessary logistics associated with ocean shipping, which may include, but is not limited to:
•	Freight Market Surveillance

•	Chartering Ocean-Going Vessels

•	Scheduling Waterborne Vessels from the FOB Loadport to Teppco’s facilities located in Freeport, Texas.

•	Perform all Daily Vessel Operations, to the extent required by chartering agreements

•	Appointment of Vessel Agents, as may be required from time to time

•	Declaration of U.S. Customs Importation, where applicable

•	Appointment of Independent Inspectors, as may be required from time to time
•	Providing all relevant communiqués and documents as may be requested by CRRM in accordance with the terms of the Agreement
Coffeyville Actions
As described in Section 4 of this Agreement, Coffeyville’s actions shall include the following:
•	Providing Supplier with the Monthly Delivery Plan as required by the Agreement

•	Providing information as may be required by the Teppco Warfage “45 Day Advance Notice” Program

•	Nominating and managing all intra-month scheduling requirements as may be required by Pipeline and Terminal Operators, including but not limited to the following:
•	Teppco’s Freeport Facility,

•	Seaway Pipeline,

•	Red River Pipeline,

•	Basin Pipeline,

•	Plains Pipeline,

•	Plains Terminaling Agreement

•	Other service providers, as may be required to fulfill Coffeyville’s responsibilities in accordance with Section 4 of the Agreement
•	Acting as Supplier’s scheduling agent with all onshore relevant Third Party services providers

•	Naming and paying Supplier for any Gain and Loss Superintendent for waterborne shipment, if requested by Coffeyville and appointed by Supplier

•	Providing all relevant communiqués and documents as may be requested by Supplier in accordance with the terms of the Agreement

EXHIBIT D
FORM OF LC
WE HEREBY ESTABLISH OUR IRREVOCABLE STAND-BY LETTER OF CREDIT NO.
IN FAVOR OF:
J. ARON & COMPANY
85 BROAD STREET
NEW YORK, NY 10004
Attn: [Sherry Lankford]
Phone: (212) 902-1287
Telex: 6720148 GSPNY
BY ORDER AND FOR THE ACCOUNT OF:
(insert full style and address)
FOR AN AMOUNT OF:
US DOLLARS
(UNITED STATES DOLLARS                                        )
AVAILABLE FOR PAYMENT AT SIGHT UPON PRESENTATION AT OUR COUNTERS IN (insert city and country where documents are to be presented) OF THE FOLLOWING DOCUMENT:
STATEMENT SIGNED BY A PURPORTEDLY AUTHORIZED REPRESENTATIVE OF J. ARON AND COMPANY CERTIFYING THAT (insert your company name) HAS NOT PERFORMED IN ACCORDANCE WITH THE TERMS OF THE CRUDE OIL SUPPLY AGREEMENT, DATED DECEMBER ___, 2005, BETWEEN J. ARON AND COMPANY AND (insert your company name) AND THE AMOUNT BEING DRAWN OF USD                                         DOES NOT EXCEED THAT AMOUNT WHICH J. ARON AND COMPANY IS ENTITLED TO DRAW.
SPECIAL CONDITIONS:
1.	PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

2.	ALL CHARGES RELATED TO THIS LETTER OF CREDIT ARE FOR OPENER’S ACCOUNT.

3.	DOCUMENTS MUST BE PRESENTED NOT LATER THAN (INSERT EXPIRY DATE) OR IN THE EVENT OF FORCE MAJEURE INTERRUPTING OUR BUSINESS, WITHIN THIRTY (30) DAYS AFTER RESUMPTION OF OUR BUSINESS, WHICHEVER IS LATER.

UPON RECEIPT OF DOCUMENTS ISSUED IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, WE HEREBY IRREVOABLY UNDERTAKE TO COVER YOU AS PER YOUR INSTRUCTIONS WITH VALUE ONE BANK WORKING DAY.
THIS STANDY CREDIT IS SUBJECT to the UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), I.C.C. PUBLICATION 500.
[Name of Issuing Bank]

Exhibit E
SUMMARY OF NET CARRYING COST EXAMPLE

“Accounts Payable for Carrying Costs” means the amount payable by Supplier under a Purchase Contract Beginning on the Trade Date of that Purchase Contract.

“Accounts Receivable for Carrying Costs” means the amount that would have been invoiced on the day following a Flow Date, adjusted to reflect the total monthly volume of Crude Oil that Coffeyville is obligated to pay for based on the monthly true-up and the actual index price data for those monthly volumes.

“Inventory for Carrying Costs” means, for any day, all Crude Oil volumes that Supplier has contracted to purchase from Counterparties under then outstanding Purchase Contracts and which have not, as of that day, been delivered to Coffeyville at the Delivery Point. The value of the Inventory for Carrying Costs shall be the sum over all such Crude Oil volumes of each Crude Oil volume multiplied by the fixed crude price paid by Supplier for each barrel of that Crude Oil as calculated pursuant to the relevant Purchase Contract.

The “Daily Carrying Value” shall equal, for any day, (i) the value of the Inventory for Carrying Costs for that day plus (ii) the aggregate of all Accounts Receivable due Supplier under this Agreement as of that day minus (iii) the aggregate of all Accounts Payable for Carrying Costs for which Supplier is responsible as of that day. The “Daily Carrying Cost” shall equal, for any day, the product of the Daily Carrying Value for that day, multiplied by the Base Interest Rate, and divided by 360. Supplier’s “Net Carrying Cost” shall equal for any month the sum of such Daily Carrying Costs calculated for each day during that month.

The following numbers are for illustrative purposes only.

Coffeyville Activity

			Trued-up
			Invoice
			Amounts
			(including		Accounts
			differential of	Paid	Receivable for
Calendar	Coffeyville Use	WTI Price	$0.75)	Amounts	Carrying Costs
Day	Actual bbl	$/bbl	$	$	$

29-Dec	—	$58.75	$—	$—	$—
30-Dec	—	$59.00	$—	$(1,488,666.67)	$(1,488,666.67)
31-Dec	(24,676)	$59.25	$—	$—	$(1,488,666.67)
1-Jan	(78,777)	$59.50	$1,443,524.13	$—	$(45,142.54)
2-Jan	(80,712)	$61.00	$4,628,145.18	$—	$4,583,002.64

3-Jan	(84,349)	$63.00	$4,862,922.54	$(4,485,250.00)	$4,960,675.18
4-Jan	(81,221)	$62.50	$5,250,724.28	$(4,974,601.34)	$5,236,798.12
5-Jan	(70,625)	$61.00	$5,015,421.08	$(4,851,286.91)	$5,400,932.29
6-Jan	(81,969)	$61.25	$4,797,434.10	$(14,123,637.62)	$(3,925,271.23)
7-Jan	(79,678)	$61.50	$4,959,143.54	$—	$1,033,872.31
8-Jan	(77,532)	$62.25	$4,840,467.89	$—	$5,874,340.20
9-Jan	(76,192)	$64.00	$4,768,215.91	$(4,639,250.00)	$6,003,306.11
10-Jan	(79,465)	$60.00	$4,819,129.23	$(4,792,719.65)	$6,029,715.69
11-Jan	(80,313)	$61.00	$4,708,299.22	$(4,469,665.51)	$6,268,349.40

J. Aron Activity

					Accounts
	Purchases by	Purchase	Invoice to	Payment by	Payable for
Calendar	J. Aron	Price	J. Aron	J. Aron	Carrying Costs
Day	Actual bbl	$	$	$	$

29-Dec	—	—			$—
30-Dec	824,000	57	$46,968,000.00	$(46,968,000.00)	$—
31-Dec	—	—			$—
1-Jan	—	—			$—
2-Jan	250,000	65	$16,250,000.00		$16,250,000.00
3-Jan	—	—			$16,250,000.00
4-Jan	—	—			$16,250,000.00
5-Jan	—	—			$16,250,000.00
6-Jan	—	—			$16,250,000.00
7-Jan	—	—			$16,250,000.00
8-Jan	—	—			$16,250,000.00
9-Jan	—	—			$16,250,000.00
10-Jan	—	—		$(16,250,000.00)	$—
11-Jan	—	—			$—

Inventory Tracking — Based on Actuals

				Total Inventory
	First crude	Second crude		Value for
	inventory	inventory	Net Inventory	Carrying Costs
Calendar Day	bbl	bbl	bbl	$

29-Dec	—	—	—	$—
30-Dec	824,000	—	824,000	$46,968,000.00
31-Dec	799,324	—	799,324	$45,561,489.31
1-Jan	720,547	—	720,547	$41,071,203.77
2-Jan	639,835	250,000	889,835	$52,720,596.56
3-Jan	555,486	250,000	805,486	$47,912,704.46
4-Jan	474,265	250,000	724,265	$43,283,084.99
5-Jan	394,639	250,000	644,639	$38,744,433.64
6-Jan	312,670	250,000	562,670	$34,072,182.70
7-Jan	232,991	250,000	482,991	$29,530,509.13

2

Inventory Tracking – Based on Actuals

				Total Inventory
	First crude	Second crude		Value for
	inventory	inventory	Net Inventory	Carrying Costs
Calendar Day	bbl	bbl	bbl	$

8-Jan	155,459	250,000	405,459	$25,111,187.07
9-Jan	79,268	250,000	329,268	$20,768,256.37
10-Jan	—	249,803	249,803	$10,237,174.84
11-Jan	—	169,490	169,490	$11,016,845.00

Carrying Cost

			Base Interest
	Daily Carrying Value	LIBOR	Rate (LIBOR+.5)	Daily Carrying Cost
Calendar Day	$	%	%	$

29-Dec	$—	(***)	(***)	$	(***)
30-Dec	$45,479,333.33	(***)	(***)	$	(***)
31-Dec	$44,072,622.64	(***)	(***)	$	(***)
1-Jan	$41,026,061.24	(***)	(***)	$	(***)
2-Jan	$41,053,599.20	(***)	(***)	$	(***)
3-Jan	$38,623,379.63	(***)	(***)	$	(***)
4-Jan	$32,269,883.11	(***)	(***)	$	(***)
5-Jan	$27,895,365.93	(***)	(***)	$	(***)
6-Jan	$13,896,911.48	(***)	(***)	$	(***)
7-Jan	$14,314,381.44	(***)	(***)	$	(***)
8-Jan	$14,735,527.27	(***)	(***)	$	(***)
9-Jan	$10,521,562.48	(***)	(***)	$	(***)
10-Jan	$22,286,890.53	(***)	(***)	$	(***)
11-Jan	$17,285,194.40	(***)	(***)	$	(***)

3

EXHIBIT F
FORM OF SALE CONFIRMATION
Please note that this is a draft confirmation and is being provided for your information and convenience only. A final confirmation will be forwarded to you upon completion of the transaction. This draft does not represent a commitment on the part of either party to enter into any transaction.
If there is a conflict between the terms of the Confirmation and the terms of the Crude oil Supply Agreement, the terms of the Confirmation shall govern.
To: COFFEYVILLE RESOURCES REFINING AND MARKETING, LLC
Attention: COUNTERPARTY CONTACT
From: J. Aron & Company

We are pleased to confirm the following Transaction with you.

Contract Reference Number:	XXXXXXXXX X X

Trade Date:	XX XXX XXXX

Buyer:	COFFEYVILLE RESOURCES REFINING AND MARKETING, LLC

Seller:	J. Aron & Company

Product:	DOMESTIC SWEET (WEST TEXAS INTERMEDIATE QUALITY) CRUDE OIL

Quantity per Calendar Day:	X,XXX.XX U.S. Barrel(s)

Total Quantity:	XX,XXX..XX U.S. Barrel(s)

Delivery:	FOB Teppco Terminal, Cushing, OK, XX XXX XXXX through XX XXX XXXX inclusive.

Price:	USD XX.XX per BBL Fixed and Flat
All provisions contained or incorporated by reference in the Crude Oil Supply Agreement dated as of XX XXXX, 2005 between Coffeyville Resources Refining & Marketing, LLC and J. Aron & Company will govern this confirmation except as expressly modified herein.
The Price referred to above is subject to adjustment pursuant to Article 10 of the Crude Oil Supply Agreement.
All other terms and conditions shall be in accordance with                      General Terms & Conditions and                     ’s Sale Confirmation, which shall be provided upon receipt.
Contacts:
Please note the following contacts act on behalf of J. Aron & Company
Operations: J. Aron & Company, New York
Telex: 6720148 GSPNY
Phone: (212) 902-7349
Fax: (212) 493-9847
Credit: J. Aron & Company, New York
Attn: Credit & Risk Management
Telex: 6720148 GSPNY
Phone: (212) 902-7482
Fax: (212) 493-9084
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Contract Reference Number: XXXXXXXXX X X) by signing this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at:
New York: 1-212-493-9846 (J. Aron & Company)
London: 44-207-774-2135 (Goldman Sachs International)
Singapore: 65-6889-3525 (J. Aron & Company (Singapore) Pte.)
[NOTE: upon implementation of electronic confirmation process (referred to as “click and confirm”), foregoing language shall be modified accordingly]

Regards,
J. Aron & Company

Signed on behalf of J. Aron & Company
By:

Kathy Benini
Vice President
J. Aron & Company

2

Signed on behalf of COFFEYVILLE RESOURCES REFINING AND MARKETING, LLC

By:

Name:

Title:

3

EXHIBIT G
FORM OF CONFIRMATION OF SPREAD QUOTATION
Date:
Coffeyville Resources Refining & Marketing, LLC
10 East Cambridge Circle Drive, Suite 250
Kansas City, Kansas 66103
Attn: Chief Operating Officer
Fax: 913-891-0000
Gentlemen:
This will confirm the terms of a “Spread Adjustment” that you (“Coffeyville”) and the undersigned (“Supplier”) have entered into pursuant to the Crude Oil Supply Agreement, dated as of December ___, 2005, between Coffeyville and Supplier (the “Supply Agreement”).

The terms of the Spread Adjustment are as follows:

Reference No.

Trade Date: , 200____

Commodity Type: Nymex West Texas Intermediate Crude Oil

Total Quantity: U.S. Barrel(s)

[For basis trade include the following:

Commodity Types for basis trade: [insert two relevant Crude Oil types/grades]

Determination Period:

Floating Price Payer (A): Supplier

Floating Price Payer (B): Coffeyville

Floating Price (A):	For Determination Period, the average of the closing settlement price(s) on for the Nearby Futures Contract (reference below)

[if appropriate, indicate plus/minus any agreed differential]

Nearby Contract (A):

4

Floating Price (B):	For Determination Period, the average of the closing settlement price(s) on for the Nearby Futures Contract (reference below)

[if appropriate, indicate plus/minus any agreed differential]

Nearby Contract (B): ]

[For Spread Adjustment, insert the following provisions:

Designated Pricing Period:

Spread Amount per Barrel: $

Buyer: [Supplier or Coffeyville] buys month and sells month

Seller: [Supplier or Coffeyville] sells month and buys month]

[if transaction is allocated to a particular Sale Contract, insert:

Related Sale Contract: ]
The Spread Adjustment confirmed hereby is subject to and governed by the terms of the Supply Agreement and, accordingly, all amounts determined above shall be applied and settled pursuant to the Supply Agreement.
Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this transaction (Reference Number:                                         ) by signing this confirmation in the space provided below and immediately returning a copy of the executed confirmation via facsimile to the attention of Commodity Operations at New York: 1-212-493-9846 (J. Aron & Company). [NOTE: upon implementation of electronic confirmation process (referred to as “click and confirm”), foregoing language shall be modified accordingly]
Regards,
J. Aron & Company

By:
Name:
Title:

Agreed on behalf of Coffeyville Resources Refining & Marketing, LLC

By:
Name:
Title:

5

EXHIBIT H
FLOW DATES
Exhibit H to the Crude Oil Supply Agreement between J. Aron & Company and Coffeyvllle Resources Refining & Marketing, LLC
Applicable Flow, Invoice and Payment dates for Initial Term
Note: Dates on which Invoices are based on Monthly Delivery Schedule quantities (instead of actual metered values) are designated with an Asterix (*)

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
*31Dec05	29Dec05	Thu	30Dec05	Fri
* 1Jan06	30Dec05	Fri	3Jan06	Tue
2Jan06	3Jan06	Tue	4Jan06	Wed
3Jan06	4Jan06	Wed	5Jan06	Thu
4Jan06 * 5Jan06 * 6Jan06	5Jan06	Thu	6Jan06	Fri
* 7Jan06	6Jan06	Fri	9Jan06	Mon
8Jan06	9Jan06	Mon	10Jan06	Tue
9Jan06	10Jan06	Tue	11Jan06	Wed
10Jan06	11Jan06	Wed	12Jan06	Thu
11Jan06 *12Jan06 *13Jan06 *14Jan06	12Jan06	Thu	13Jan06	Fri
*15Jan08	13Jan06	Fri	17Jan06	Tue
16Jan06	17Jan06	Tue	18Jan06	Wed
17Jan06	18Jan06	Wed	19Jan06	Thu
18Jan06 *19Jan06 *20Jan06	19Jan06	Thu	20Jan06	Fri
*21Jan06	20Jan06	Fri	23Jan06	Mon
22Jan06	23Jan06	Mon	24Jan06	Tue
23Jan06	24Jan06	Tue	25Jan05	Wed
24Jan06	25Jan06	Wed	26Jan06	Thu
25Jan06 *26Jan06 *27Jan06	26Jan06	Thu	27Jan06	Fri
*28Jan06	27Jan06	Fri	30Jan06	Mon
29Jan06	03Jan06	Mon	31Jan06	Tue
30Jan06	31Jan06	Tue	1Feb06	Wed
31Jan06	1Feb06	Wed	2Feb06	Thu
1Feb06 * 2Feb06 * 3Feb06	2Feb06	Thu	3Feb06	Fri

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
* 4Feb06	3Feb06	Fri	6Feb06	Mon
5Feb06	6Feb06	Mon	7Feb06	Tue
6Feb06	7Feb06	Tue	8Feb06	Wed
7Feb06	8Feb06	Wed	9Feb06	Thu
8Feb06 * 9Feb06 *10Feb06	9Feb06	Thu	10Feb06	Fri
*11Feb06	10Feb06	Fri	13Feb06	Mon
12Feb06	13Feb06	Mon	14Feb06	Tue
13Feb06	14Fab06	Tue	15Feb06	Wed
14Feb06	15Feb06	Wed	16Feb06	Thu
15Feb06 *16Feb06 *17Feb06 *18Feb06	16Feb06	Thu	17Feb06	Fri
*19Feb06	17Feb06	Fri	21Feb06	Tue
20Feb06	21Feb06	Tue	22Feb06	Wed
21Feb06	22Feb06	Wed	23Feb06	Thu
22Feb06 *23Feb06 *24Feb06	23Feb06	Thu	24Feb06	Fri
*25Feb06	24Feb06	Fri	27Feb06	Mon
26Feb06	27Feb06	Mon	28Feb06	Tue
27Feb06	28Feb06	Tue	1Mar06	Wed
28Feb06	1 Mar06	Wed	2Mar06	Thu
1Mar06 * 2Mar06 * 3Mar06	2Mar06	Thu	3Mar06	Fri
*4Mar06	3Mar06	Fri	6Mar06	Mon
5Mar06	6Mar06	Mon	7Mar06	Tue
6Mar06	7Mar06	Tue	8Mar06	Wed
7Mar06	8Mar06	Wed	9Mar06	Thu
8Mar06 * 9Mar06 *10Mar06	9Mar06	Thu	10Mar06	Fri
*11 Mar06	10Mar06	Fri	13Mar06	Mon
12Mar06	13Mar06	Mon	14Mar06	Tue
13Mar06	14Mar06	Tue	15Mar06	Wed
14Mar06	15Mar06	Wed	16Mar06	Thu
15Mar06 *16Mar06 *17Mar06	16Mar06	Thu	17Mar06	Fri
*18Mar06	17Mar06	Fri	20Mar06	Mon
19Mar06	20Mar06	Mon	21Mar06	Tue
20Mar06	21Mar06	Tue	22Mar06	Wed
21Mar06	22Mar06	Wed	23Mar06	Thu
22Mar06 *23Mar06 *24Mar06	23Mar06	Thu	24Mar06	Fri
*25Mar06	24Mar06	Fri	27Mar06	Mon
26Mar06	27Mar06	Mon	28Mar06	Tue

2

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
27Mar06	28Mar06	Tue	29Mar06	Wed
28Mar06	29Mar06	Wed	30Mar06	Thu
29Mar06 *30Mar06 *31Mar06	30Mar06	Thu	31Mar06	Fri
* 1Apr06	31Mar06	Fri	3Apr06	Mon
2Apr06	3Apr06	Mon	4Apr06	Tue
3Apr06	4Apr06	Tue	5Apr06	Wed
4Apr06	5Apr06	Wed	6Apr06	Thu
5Apr06 * 6Apr06 * 7Apr06	6Apr06	Thu	7Apr06	Fri
*8Apr06	7Apr06	Fri	10Apr06	Mon
9Apr06	10Apr06	Mon	11Apr06	Tue
10Apr06	11Apr06	Tue	12Apr06	Wed
11Apr06	12Apr06	Wed	13Apr06	Thu
12Apr06 *13Apr06 *14Apr06	13Apr06	Thu	14Apr06	Fri
*15Apr06	14Apr06	Fri	17Apr06	Mon
16Apr06	17Apr06	Mon	18Apr06	Tue
17Apr06	18Apr06	Tue	19Apr06	Wed
18Apr06	19Apr06	Wed	20Apr06	Thu
19Apr06 *20Apr06 *21Apr06	20Apr06	Thu	21Apr06	Fri
*22Apr06	21Apr06	Fri	24Apr06	Mon
23Apr06	24Apr06	Mon	25Apr06	Tue
24Apr06	25Apr06	Tue	26Apr06	Wed
25Apr06	26Apr06	Wed	27Apr06	Thu
26Apr06 *27Apr06 *28Apr06	27Apr06	Thu	28Apr06	Fri
*29Apr06	28Apr06	Fri	1May06	Mon
30Apr06	1May06	Mon	2May06	Tue
1May06	2May06	Tue	3May06	Wed
2May06	3May06	Wed	4May06	Thu
3May06 * 4May06 * 5May06	4May06	Thu	5May06	Fri
* 6May06	5May06	Fri	8May06	Mon
7May06	8May06	Mon	9May06	Tue
8May06	9May06	Tue	10May06	Wed
9May06	10May06	Wed	11May06	Thu
10May06 *11May06 *12May06	11May06	Thu	12May06	Fri
*13May06	12May06	Fri	15May06	Mon
14May06	15May06	Mon	16May06	Tue
15May06	16May06	Tue	17May06	Wed

3

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
16May06	17May06	Wed	18May06	Thu
17May06 *18May06 *19May06	18May06	Thu	19May06	Fri
*20May06	19May06	Fri	22May06	Mon
21May06	22May06	Mon	23May06	Tue
22May06	23May06	Tue	24May06	Wed
23May06	24May06	Wed	25May06	Thu
24May06 *25May06 *26May06 *27May06	25May06	Thu	26May06	Fri
*28May06	26May06	Fri	30May06	Tue
29May06	30May06	Tue	31May06	Wed
30May06	31May06	Wed	1Jun06	Thu
31May06 * 1Jun06 * 2Jun06	1Jun06	Thu	2Jun06	Fri
* 3Jun06	2Jun06	Fri	5Jun06	Mon
4Jun06	5Jun06	Mon	6Jun06	Tue
5Jun06	6Jun06	Tue	7Jun06	Wed
6Jun06	7Jun06	Wed	8Jun06	Thu
7Jun06 *8Jun06 *9Jun06	8Jun06	Thu	9Jun06	Fri
*10Jun06	9Jun06	Fri	12Jun06	Mon
11Jun06	12Jun06	Mon	13Jun06	Tue
12Jun06	13Jun06	Tue	14Jun06	Wed
13Jun06	14Jun06	Wed	15Jun06	Thu
14Jun06 *15Jun06 *16Jun06	15Jun06	Thu	16Jun06	Fri
*17Jun06	16Jun06	Fri	19Jun06	Mon
18Jun06	19Jun06	Mon	20Jun06	Tue
19Jun06	20Jun06	Tue	21Jun06	Wed
20Jun06	21Jun06	Wed	22Jun06	Thu
21Jun06 *22Jun06 *23Jun06	22Jun06	Thu	23Jun06	Fri
*24Jun06	23Jun06	Fri	26Jun06	Mon
25Jun06	26Jun06	Mon	27Jun06	Tue
26Jun06	27Jun06	Tue	28Jun06	Wed
27Jun06	28Jun06	Wed	29Jun06	Thu
28Jun06 *29Jun06 *30Jun06	29Jun06	Thu	30Jun06	Fri
* 1Jul06 * 2Jul06	30Jun06	Fri	3Jul06	Mon
* 3JUL06	3Jul06	Mon	5Jul06	Wed
4Jul06	5Jul06	Wed	6Jul06	Thu
6Jul06 * 6Jul06 * 7Jul06	6Jul06	Thu	7Jul06	Fri
* 8Jul06	7Jul06	Fri	10Jul06	Mon

4

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
9Jul06	10Jul06	Mon	11Jul06	Tue
10Jul06	11Jul06	Tue	12Jul06	Wed
11Jul06	12Jul06	Wed	13Jul06	Thu
12Jul06 *13Jul06 *14Jul06	13Jul06	Thu	14Jul06	Fri
*15Jul06	14Jul06	Fri	17Jul06	Mon
16Jul06	17Jul06	Mon	18Jul06	Tue
17Jul06	18Jul06	Tue	19Jul06	Wed
18Jul06	19Jul06	Wed	20Jul06	Thu
19Jul06 *20Jul06 *21Jul06	20Jul06	Thu	21Jul06	Fri
*22Jul06	21Jul06	Fri	24Jul06	Mon
23Jul06	24Jul06	Mon	25Jul06	Tue
24Jul06	25Jul06	Tue	26Jul06	Wed
25Jul06	26Jul06	Wed	27Jul06	Thu
26Jul06 *27Jul06 *28Jul06	27Jul06	Thu	28Jul06	Fri
*29Jul06	28Jul06	Fri	31Jul06	Mon
30Jul06	31Jul06	Mon	1Aug06	Tue
31Jul06	1Aug06	Tue	2Aug06	Wed
1Aug06	2Aug06	Wed	3Aug06	Thu
2Aug06 *3Aug06 *4Aug06	3Aug06	Thu	4Aug06	Fri
* 5Aug06	4Aug06	Fri	7Aug06	Mon
6Aug06	7Aug06	Mon	8Aug06	Tue
7Aug06	8Aug06	Tue	9Aug06	Wed
8Aug06	9Aug06	Wed	10Aug06	Thu
9Aug06 *10Aug06 *11Aug06	10Aug06	Thu	11Aug06	Fri
*12Aug06	11Aug06	Fri	14Aug06	Mon
13Aug06	14Aug06	Mon	15Aug06	Tue
14Aug06	15Aug06	Tue	16Aug06	Wed
15Aug06	16Aug06	Wed	17Aug06	Thu
16Aug06 *17Aug06 *18Aug06	17Aug06	Thu	18Aug06	Fri
*19Aug06	18Aug06	Fri	21Aug06	Mon
20Aug06	21Aug06	Mon	22Aug06	Tue
21Aug06	22Aug06	Tue	23Aug06	Wed
22Aug06	23Aug06	Wed	24Aug06	Thu
23Aug06 *24Aug06 *25Aug06	24Aug06	Thu	25Aug06	Fri
*26Aug06	25Aug06	Fri	28Aug06	Mon
27Aug06	28Aug06	Mon	29Aug06	Tue

5

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
28Aug06	29Aug06	Tue	30Aug06	Wed
29Aug06	30Aug06	Wed	31Aug06	Thu
30Aug06 *31Aug06 * 1Sep06 * 2Sep06	31Aug06	Thu	1Sep06	Fri
* 3Sep06	1 Sep06	Fri	5Sep06	Tue
4Sep06	5Sep06	Tue	6Sep06	Wed
5Sep06	6Sep06	Wed	7Sep06	Thu
6Sep06 * 7Sep06 * 8Sep06	7Sep06	Thu	8Sep06	Fri
* 9Sep06	8Sep06	Fri	11Sep06	Mon
10Sep06	11Sep06	Mon	12Sep06	Tue
11Sep06	12Sep06	Tue	13Ssp06	Wed
12Sep06	13Sep06	Wed	14Sep06	Thu
13Sep06 *14Sep06 *15Sep06	14Sep06	Thu	15Sep06	Fri
*16Sep06	15Sep06	Fri	18Sep06	Mon
17Sep06	18Sep06	Mon	19Sep06	Tue
18Sep06	19Sep06	Tue	20Sep06	Wed
19Sep06	20Sep06	Wed	21Sep06	Thu
20Sep06 *21Sep06 *22Sep06	21Sep06	Thu	22Sep06	Fri
*23Sep06	22Sep06	Fri	25Sep06	Mon
24Sep06	25Sep06	Mon	26Sep06	Tue
25Sep06	26Sep06	Tue	27Sep06	Wed
26Sep06	27Sep06	Wed	28Sep06	Thu
27Sep06 *28Sep06 *29Sep06	28Sep06	Thu	29Sep06	Fri
*30Sep06	29Sep06	Fri	2Oct06	Mon
1Oct06	2Oct06	Mon	3Oct06	Tue
2Oct06	3Oct06	Tue	4Oct06	Wed
3Oct06	4Oct06	Wed	5Oct06	Thu
4Oct06 * 5Oct06 * 6Oct06 * 7Oct06	5Oct06	Thu	6Oct06	Fri
* 8Oct06	6Oct06	Fri	10Oct06	Tue
9Oct06	10Oct06	Tue	11Oct06	Wed
10Oct06	11Oct06	Wed	12Oct06	Thu
11Oct06 *12Oct06 *13Oct06	12Oct06	Thu	13Oct06	Fri
*14Oct06	13Oct06	Fri	16Oct06	Mon
15Oct06	16Oct06	Mon	17Oct06	Tue
16Oct06	17Oct06	Tue	18Oct06	Wed
17Oct06	18Oct06	Wed	19Oct06	Thu
18Oct06 *19Oct06 *20Oct06	19Oct06	Thu	20Oct06	Fri

6

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
*21Oct06	20Oct06	Fri	23Oct06	Mon
22Oct06	23Oct06	Mon	24Oct06	Tue
23Oct06	24Oct06	Tue	25Oct06	Wed
24Oct06	25Oct06	Wed	26Oct06	Thu
25Oct06 *26Oct06 *27Oct06	26Oct06	Thu	27Oct06	Fri
*28Oct06	27Oct06	Fri	30Oct06	Mon
29Oct06	30Oct06	Mon	31Oct06	Tue
30Oct06	31Oct06	Tue	1Nov06	Wed
31Oct06	1Nov06	Wed	2Nov06	Thu
1Nov06 * 2Nov06 * 3Nov06	2Nov06	Thu	3Nov06	Fri
* 4Nov06	3Nov06	Fri	6Nov06	Mon
5Nov06	6Nov06	Mon	7Nov06	Tue
6Nov06	7Nov06	Tue	8Nov06	Wed
7Nov06	8Nov06	Wed	9Nov06	Thu
8Nov06 * 9Nov06 *10Nov06	9Nov06	Thu	10Nov06	Fri
*11Nov06	10Nov06	Fri	13Nov06	Mon
12Nov06	13Nov06	Mon	14Nov06	Tue
13Nov06	14Nov06	Tue	15Nov06	Wed
14Nov06	15Nov06	Wed	16Nov06	Thu
15Nov06 *16Nov06 *17Nov06	16Nov06	Thu	17Nov06	Fri
*18Nov06	17Nov06	Fri	20Nov06	Mon
19Nov06	20Nov06	Mon	21Nov06	Tue
20Nov06 *21Nov06	21Nov06	Tue	22Nov06	Wed
*22Nov06 *23Nov06 *24Nov06	22Nov06	Wed	24Nov06	Fri
*25Nov06	24Nov06	Fri	27Nov06	Mon
26Nov06	27Nov06	Mon	28Nov06	Tue
27Nov06	28Nov06	Tue	29Nov06	Wed
28Nov06	29Nov06	Wed	30Nov06	Thu
29Nov06 * 30Nov06 * 1Dec06	30Nov06	Thu	1Dec06	Fri
* 2Dec06	1Dec06	Fri	4Dec06	Mon
3Dec06	4Dec06	Mon	5Dec06	Tue
4Dec06	5Dec06	Tue	6Dec06	Wed
5Dec06	6Dec06	Wed	7Dec06	Thu
6Dec06 * 7Dec06 * 8Dec06	7Dec06	Thu	8Dec06	Fri
* 9Dec06	8Dec06	Fri	11Dec06	Mon
10Dec06	11Dec06	Mon	12Dec06	Tue

7

Flow Dates	Invoice Date	Invoice Day	Payment Date	Payment Day
11Dec06	12Dec06	Tue	13Dec06	Wed
12Dec06	13Dec06	Wed	14Dec06	Thu
13Dec06 *14Dec06 *15Dec06	14Dec06	Thu	15Dec06	Fri
*16Dec06	15Dec06	Fri	18Dec06	Mon
17Dec06	18Dec06	Mon	19Dec06	Tue
18Dec06	19Dec06	Tue	20Deo06	Wed
19Dec06	20Deo06	Wed	21Dec06	Thu
20Dec06 *21Dec06 *22Dec06 *23Dec06	21Dec06	Thu	22Dec06	Fri
*24Dec06	22Dec06	Fri	26Dec06	Tue
25Dec06	26Dec06	Tue	27Dec06	Wed
26Dec06	27Dec06	Wed	28Dec06	Thu
27Dec06 *28Dec06 *29Dec06 *30Dec06	28Dec06	Thu	29Dec06	Fri
*31Dec06	29Dec06	Fri	2Jan07	Tue

8